UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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XOMA CORPORATION
(Name of Registrant as Specified In Its Charter)

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XOMA CORPORATION
2910 Seventh Street
Berkeley, California  94710
(510) 204-7200

April 11, 2012

 To Our Stockholders:

 You are cordially invited to attend the annual meeting of stockholders of XOMA Corporation on May 24, 2012 at 9:00 a.m. local time, which will be held at our offices at 2910 Seventh Street, Berkeley, California.

 Details of the business to be conducted at the annual meeting are provided in the enclosed notice of annual meeting of stockholders and proxy statement.  Also enclosed for your information is a copy of our annual report to stockholders for 2011.  This year, instead of mailing a printed copy of our proxy materials, including our annual report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet to holders of 500 shares or less of our common stock.  This reduces the amount of paper necessary to produce these materials, as well as costs associated with mailing these materials to all stockholders.  Accordingly, on or about April 11, 2012, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to stockholders of record holding 500 shares or less of our common stock as of March 28, 2012, and have posted our proxy materials on the website referenced in the Notice (http://wfss.mobular.net/wfss/xoma/).  As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice, and any stockholder not receiving a printed set of our proxy materials may request to receive a printed set of such materials.

 We hope that you will attend the annual meeting.  In any event, please promptly vote your proxy by accessing the Internet, via a toll-free telephone number as instructed in the Notice, or if you have elected to receive a paper copy of the proxy materials, by completing, signing and returning the proxy card that is provided.

Sincerely yours, John Varian Chief Executive Officer

Enclosures

XOMA CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 9:00 A.M. ON MAY 24, 2012

To the Stockholders of XOMA Corporation:

Notice is hereby given that the annual meeting of stockholders of XOMA Corporation (the “Company”) will be held at the Company’s offices at 2910 Seventh Street, Berkeley, California, on May 24, 2012, at 9:00 a.m. local time, for the following purposes:

1.           To elect directors;

2.           To appoint Ernst & Young LLP to act as the Company’s independent registered public accounting firm for the 2012 fiscal year;

3.           To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.0075 per share, by an additional 46,000,000 to 138,666,666 shares;

4.           To approve an amendment to the Company’s Amended and Restated 2010 Long Term Incentive and Stock Award Plan to (a) increase the number of shares of common stock issuable over the term of the plan by an additional 7,000,000 to 13,421,206 shares in the aggregate, (b) provide that, in the case of awards granted out of the additional 7,000,000 share allotment, for each stock appreciation right, restricted share, restricted stock unit, performance share, performance unit, dividend equivalent or other stock-based award issued, the number of available shares under the plan will be reduced by 1.14 shares and (c) increase the number of shares of common stock issuable under the plan as incentive stock options, or ISOs, by an additional 750,000 to 2,750,000 shares; and

5.           To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 28, 2012, as the record date for the determination of stockholders entitled to notice of, and to vote at, this meeting and at any adjournment or postponement thereof.  On March 28, 2012, the Company had 68,069,764 shares of common stock issued and outstanding.

By Order of the Board of Directors
Christopher J. Margolin
Secretary

April 11, 2012
Berkeley, California

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the meeting in person.  Whether or not you plan to attend the meeting, please promptly vote your proxy by accessing the Internet, via telephone, or if you have received a printed copy of the proxy materials, by completing, signing and returning the proxy card that is provided.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 2012

Our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available on our website, www.xoma.com, by clicking “Investors” and then “SEC Filings.”

XOMA CORPORATION

PROXY STATEMENT

TO THE STOCKHOLDERS:

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of XOMA Corporation, a Delaware corporation (“XOMA” or the “Company”), for use at the annual meeting of stockholders to be held at the Company’s offices at 2910 Seventh Street, Berkeley, California, on May 24, 2012, at 9:00 a.m. local time, or any adjournment or postponement thereof, at which stockholders of record holding shares of Common Stock on March 28, 2012, will be entitled to vote.  On March 28, 2012, the Company had issued and outstanding 68,069,764 shares of common stock, par value US$.0075 per share (“Common Stock”).  Holders of Common Stock are entitled to one vote for each share held.  All references to shares of Common Stock or stockholders of the Company in this proxy statement that relate to a date or period prior to the Company’s change of jurisdiction of incorporation from Bermuda to Delaware that became effective on December 31, 2011 should be considered to be references to the Company’s Common Shares or shareholders of the Company as it was incorporated in Bermuda.  All stock and stock related numbers in this proxy statement that relate to a date or period prior to the Company’s 1 for 15 share consolidation, or reverse stock split, that became effective on August 18, 2010, have been adjusted to give effect to the reverse stock split.

In accordance with Securities and Exchange Commission, or SEC, rules, instead of mailing a printed copy of our proxy materials, including our annual report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet to holders of 500 shares or less of our common stock.  This reduces the amount of paper necessary to produce these materials, as well as costs associated with mailing these materials to all stockholders.  Accordingly, on or about April 11, 2012, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to stockholders of record holding 500 shares or less of our common stock as of March 28, 2012, and have posted our proxy materials on the website referenced in the Notice (http://wfss.mobular.net/wfss/xoma/). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice, and any stockholder not receiving a printed set of our proxy materials may request to receive a printed set of such materials.  The Company intends to mail this proxy statement to holders of more than 500 shares and make it available on the Internet on or about April 11, 2012.

All registered stockholders can appoint a proxy by paper proxy, by telephone or by Internet by following the instructions included with their proxy card.  Stockholders whose shares of Common Stock are registered in the name of a bank or brokerage firm should follow the instructions provided by their bank or brokerage firm on voting their shares of Common Stock.  Stockholders whose shares of Common Stock are registered in the name of a bank or brokerage firm participating in the Broadridge Financial Services, Inc. online program may appoint a proxy electronically through the Internet.  Instruction forms will be provided to stockholders whose bank or brokerage firm is participating in Broadridge’s program.  Signing and returning the proxy card or submitting the proxy by telephone or through the Internet does not affect the right to vote in person at the annual meeting.

 In the case of registered stockholders, a proxy may be revoked at any time prior to its exercise by (a) giving written notice of such revocation to the Secretary of the Company at the Company’s principal office, 2910 Seventh Street, Berkeley, California 94710, (b) appearing and voting in person at the annual meeting, (c) properly completing and executing a later-dated proxy and delivering it to the Company at or before the annual meeting or (d) retransmitting a subsequent proxy by telephone or Internet before the annual meeting.  Presence without voting at the annual meeting will not automatically revoke a proxy, and any revocation during the meeting will not affect votes previously taken.  Stockholders whose shares of Common Stock are registered in the name of a bank or brokerage firm should follow the instructions provided by their bank or brokerage firm on revoking their previously appointed proxies.  Abstentions and broker non-votes are each included in the number of shares of Common Stock present and entitled to vote for purposes of establishing a quorum but are not counted in tabulations of the votes cast on proposals presented to stockholders.

The Company will bear the entire cost of solicitation, including preparation, assembly, printing, and delivery of this proxy statement, the proxy card, and any additional material furnished to stockholders.  Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding in their names shares of Common Stock that are beneficially owned by others to forward to such beneficial owners.  The solicitation of proxies may be supplemented by one or more of telephone, telegram, or personal solicitation by directors, officers, or employees of the Company for no additional compensation.  We have also engaged Georgeson Inc. to assist in such solicitation at an estimated fee of $7,500 plus disbursements.  Stockholders appointing a proxy through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that will be borne by the stockholders.

STOCK OWNERSHIP

The following table sets forth certain information regarding all stockholders known by the Company to be the beneficial owners of more than 5% of the Company’s issued and outstanding shares of Common Stock and regarding each director, each of our current named executive officers and all directors and current named executive officers as a group, together with the approximate percentages of issued and outstanding shares of Common Stock owned by each of them.  Percentages are calculated based upon shares issued and outstanding plus shares which the holder has the right to acquire under stock options exercisable within 60 days.  Unless otherwise indicated, amounts are as of March 28, 2012 and each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned, subject to community property laws where applicable.  An individual’s presence on this or any other table presented herein is not intended to be reflective of such person’s status as a “reporting person” under Section 16(a) of the Securities Exchange Act of 1934, as amended.  The address for each director and executive officer listed in the table below is c/o XOMA Corporation, 2910 Seventh Street, Berkeley, California 94710.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Felix J. Baker and Julian C. Baker(1) c/o Baker Bros. Advisors, LLC 667 Madison Avenue, 21st Floor New York , NY 10065	23,127,674	33.98%
RA Capital Management, LLC(2) 20 Park Plaza Suite 1200 Boston, MA 02116	5,698,809	8.37%
Eastern Capital Limited(3) 10 Market Street, #773 Camana Bay Grand Cayman, KY1-9006 Cayman Islands	2,924,214	4.3%
William K. Bowes, Jr.(4)	47,603	*
Peter Barton Hutt(5)	62,942	*
Fred Kurland(6)	241,486	*
Christopher J. Margolin(7)	239,439	*
Patrick J. Scannon, M.D., Ph.D.(8)	252,736	*
W. Denman Van Ness(9)	69,834	*
John Varian(10)	139,165	*
Timothy P. Walbert(11)	28,888	*
Charles C. Wells(12)	137,062	*
Jack L. Wyszomierski(13)	29,473	*
All directors and current named executive officers as a group as of the record date (10 persons)(14)	1,248,628	1.83%

________________________
*	Indicates less than 1%.

(1)
Based on a Schedule 13D filed with the Securities and Exchange Commission (“SEC”).  The shares are held by Baker Brothers Life Sciences, L.P. (20,214,318 shares, including warrants to purchase 6,608,225 shares), 667, L.P. (2,378,387 shares, including warrants to purchase 792,796 shares), and 14159, L.P. (534,969 shares, including warrants to purchase 174,738 shares).  Felix J. Baker and Julian C. Baker are the controlling members of the sole general partners of the limited partnerships that are the sole general partners of these entities, may be deemed to be the indirect beneficial owners of such securities and have indicated shared voting and dispositive power with respect thereto.  Information is as of March 9, 2012.  The Company has agreed to allow a representative of these investors to receive information and attend meetings of the Board as an observer.

(2)
Based on a Schedule 13G filed with the SEC.  The shares are beneficially owned by RA Capital Management, LLC (“RA Capital”) (5,698,809 shares), Peter Kolchinsky (5,698,809 shares) and RA Capital Healthcare Fund, L.P. (“RA Fund”) (3,099,013 shares).  Mr. Kolchinsky is the manager of RA Capital, which is the investment adviser and sole general manager of RA Fund and serves as investment adviser to an account owned by a separate investment vehicle that holds shares of Common Stock.  These investors also have the right to purchase an additional 687,879 shares of Common Stock pursuant to the terms of warrants, which are not exercisable to the extent that, following such exercise, the total number of shares of Common Stock then beneficially owned by such investors would exceed 4.999% of the total number of then outstanding shares of Common Stock (including the shares issuable upon such exercise).  Information is as of March 16, 2012.

(3)	Based on a Schedule 13G filed with the SEC. Eastern Capital Limited is wholly-owned by Portfolio Services Ltd., which is wholly-owned by Kenneth B. Dart. Information is as of February 14, 2012.

(4)	Includes 45,532 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after the record date.

(5)	Represents 62,942 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after the record date.

(6)
Includes 5,000 shares of Common Stock held by The Kurland Family Living Trust.  Includes 236,486 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after the record date.  Does not include 12,941 shares of Common Stock that have vested pursuant to the Company’s Deferred Savings Plan.

(7)
Includes 234,391 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after the record date.  Does not include 15,853 shares of Common Stock that have vested pursuant to the Company’s Deferred Savings Plan.

(8)
Includes 4,053 shares of Common Stock held by The Patrick J. Scannon Separate Property Trust.  Includes 244,365 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after the record date.  Does not include 15,884 shares of Common Stock that have vested pursuant to the Company’s Deferred Savings Plan.

(9)
Includes 2,600 shares of Common Stock held by The Van Ness 1983 Revocable Trust, of which Mr. Van Ness is a trustee.  Includes 67,204 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after the record date.

(10)	Represents 139,165 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after the record date.

(11)	Represents 28,888 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after the record date.

(12)
Includes 134,350 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after the record date.  Does not include 11,182 shares of Common Stock that have vested pursuant to the Company’s Deferred Savings Plan.

(13)	Represents 29,473 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after the record date.

(14)
Includes 1,222,796 shares of Common Stock issuable upon exercise of options exercisable as of 60 days after the record date.  Does not include 65,202 shares of Common Stock that have vested pursuant to the Company’s Deferred Savings Plan.

 COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The primary objectives of the Company’s compensation program are to enable the Company to attract, motivate and retain outstanding individuals and align their success with that of the Company’s stockholders over the long term through the creation of stockholder value and achievement of strategic corporate objectives that are fundamental to our business model. We attract and retain executives by benchmarking against peer companies in our industry to ensure that our compensation packages remain competitive. This practice is discussed in greater detail below under the heading “Benchmarking.” When creating an executive’s overall compensation package, the different elements of compensation are considered in light of the role the executive will play in our achieving near term and longer term goals as well as the compensation packages provided to similarly situated executives at peer companies. We also tie short and long-term cash and equity rewards to the achievement of measurable corporate and individual performance criteria to create incentives that we believe enhance executive performance. Such performance criteria vary depending on individual executives’ roles, but include value-adding achievements such as revenue generation, cost reduction, gains in production efficiency and timely completion of undertakings. None of our employees are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Benchmarking

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In accordance with this authority, the Compensation Committee has retained the services of Compensia, an independent consulting firm that specializes in executive compensation consulting (the “Consultant”), to assist the Compensation Committee in evaluating the Company’s executive compensation program against the relevant market and to review executive compensation changes. The Consultant looked at incentive compensation, long-term stock options, restricted stock units (“RSUs”) and benefits. No other services were provided by the Consultant.

At the direction of the Compensation Committee, management created a survey (the “Executive Compensation Survey”) which compared the Company’s executive pay levels to those of a peer group of 14 companies as reported in the Radford Global Life Sciences Survey. The peer group was developed by targeting primarily companies with products in Phase 2 and Phase 3 clinical trials with a range of market capitalizations. The companies that comprised the peer group are: Ardea Biosciences, ArQule, Array BioPharma, Curis, Cytokinetics, Idera Pharmaceuticals, Immunomedics, Infinity Pharmaceuticals, Lexicon Pharmaceuticals, Micromet, Neurocrine Biosciences, Peregrine Pharmaceuticals, Rigel Pharmaceuticals and Sangamo Biosciences.

As noted above, the Compensation Committee considers various benchmarks (i.e., the 25th percentile, the 50th percentile and the 75th percentile) based on the Executive Compensation Survey and chooses a benchmark for a particular year based on the level it deems most appropriate for the Company.  For 2012, the Compensation Committee chose the 50th percentile as the benchmark. This process is performed to ensure that total compensation is competitive within the industry and appropriate when certain levels of performance are achieved.  If, based on this evaluation, the Compensation Committee determines that the Company’s current compensation levels are not appropriate or tailored to our compensation objectives, then the Compensation Committee may adjust the applicable compensation levels and targets accordingly.

As part of the benchmarking process, the Compensation Committee recognizes the practical reality that job responsibilities of persons with similar titles may vary significantly from company to company, and that a person’s title is not necessarily descriptive of a person’s duties. The Compensation Committee considers the scope and complexity of executive positions within the Executive Compensation Survey and compares these positions to the scope and complexity of our executive positions. The result is an assessment of the compensation being paid to our executives in light of the compensation being paid to persons performing duties of similar scope and complexity at the companies participating in the Executive Compensation Survey. The Compensation Committee uses this assessment to assist it in making decisions regarding appropriate compensation levels for our executive positions. The underlying principle of the evaluation methodology is to focus on identifying those positions that have a scope and complexity of responsibilities that are comparable to those duties exercised by each of our particular executives.

Compensation Components

Base Salary.  The level of compensation paid to an officer is determined on the basis of the individual’s overall experience, responsibility, performance and compensation level in his or her prior position (for newly hired officers), the individual’s overall performance and compensation level at the Company during the prior year (for current employees), the compensation levels of peer companies (including the biotechnology companies listed above) and other labor markets in which the Company competes for employees, the performance of the Company’s Common Stock during the prior fiscal year and such other factors as may be appropriately considered by the Board, by the Compensation Committee and by management in making its proposals to the Compensation Committee.

Long-Term Incentive Program.  Long-term incentive compensation principally takes the form of incentive and non-qualified option grants and awards of RSUs pursuant to stockholder-approved equity-based compensation plans. These grants and awards are designed to promote the convergence of long-term interests between the Company’s key employees and its stockholders; specifically, the value of options granted and RSUs awarded will increase or decrease with the value of the Company’s Common Stock. In this manner, key individuals are rewarded commensurately with increases in stockholder value. Option grants also typically include a 4-year vesting period and RSU awards typically include a 3-year vesting period, to encourage continued employment. The size of a particular option grant or RSU award is determined based on the individual’s position and contribution to the Company.

For grants and awards during 2011, the number of options granted and RSUs awarded were determined based on employee performance and perceived potential, the numbers of options granted to such individuals in the previous fiscal year, the aggregate number of options and RSUs held by each such individual, the number of options granted and RSUs awarded to similarly situated individuals in the pharmaceutical and biotechnology industries, the price of the Company’s Common Stock relative to other companies in such industries and the resulting relative value of such options and RSUs. It was also noted that all outstanding options had exercise prices in excess of the current market price of the shares of Common Stock. No specific measures of corporate performance were considered.

In January of 2011, as part of a company-wide grant of options in consideration of the efforts of the Company’s employees, officers and directors in connection with its development and commercialization collaboration with Les Laboratoires Servier, Mr. Engle (our former Chief Executive Officer (“CEO”)) was granted options to purchase 360,750 shares of Common Stock, Dr. Scannon was granted options to purchase 90,560 shares of Common Stock, Mr. Kurland was granted options to purchase 91,000 shares of Common Stock, Mr. Margolin was granted options to purchase 89,470 shares of Common Stock, and Mr. Wells was granted options to purchase 46,140 shares of Common Stock.  These numbers were arrived at after consideration of the factors described in the foregoing paragraph and the recipient’s relative contribution to the Company’s efforts in reaching agreement with Servier, without any of such factors being assigned a specific weighting or measured against quantified criteria, except when considering the number of options granted to similarly situated individuals in the pharmaceutical and biotechnology industries. In considering that factor, the number of options granted was benchmarked against the 50th percentile of the peer group companies.

In October of 2011, the Company granted stock options and awarded RSUs to officers and directors of the Company.  Mr. Varian was granted options to purchase 105,544 shares of Common Stock and awarded 13,495 RSUs, Dr. Scannon was granted options to purchase 88,345 shares of Common Stock and awarded 67,957 RSUs, Mr. Kurland was granted options to purchase 88,125 shares of Common Stock and awarded 67,788 RSUs, Mr. Margolin was granted options to purchase 88,890 shares of Common Stock and awarded 68,377 RSUs, and Mr. Wells was granted options to purchase 43,742 shares of Common Stock and awarded 33,648 RSUs.  These numbers were arrived at after consideration of the factors described above, without any of such factors being assigned a specific weighting or measured against quantified criteria, except when considering the number of options granted and RSUs awarded to similarly situated individuals in the pharmaceutical and biotechnology industries.  In considering that factor, the number of options granted and RSUs awarded were benchmarked against the 50th percentile of the peer group companies.

Historically, option grants intended as long-term incentive compensation have been made pursuant to the Company’s 1981 Share Option Plan (the “Option Plan”) and Restricted Share Plan (the “Restricted Plan”). In May of 2010, the Compensation Committee and the full Board adopted, and in July of 2010 the Company’s stockholders approved, a new equity-based compensation plan, the XOMA Corporation 2010 Long Term Incentive and Stock Award Plan, which was amended with stockholder approval in May of 2011and amended and restated in December of 2011 to give effect to the Company’s change of jurisdiction of incorporation from Bermuda to Delaware (the “Long Term Incentive Plan”). The Long Term Incentive Plan is intended to consolidate the Company’s long-term incentive compensation under a single plan, by replacing the Option Plan, the Restricted Plan and the 1992 Directors Share Option Plan (the “Directors Plan”) going forward, and to provide a more current set of terms pursuant to which to provide this type of compensation. The Long Term Incentive Plan is described in greater detail below under Item 4 -- Amendment to Long Term Incentive Plan.

Cash Bonus Plans.

CICP.   In 2004, the Compensation Committee, the Board and the stockholders approved the CEO Incentive Compensation Plan (the “CICP”) in order to make the CEO’s compensation more commensurate with that of industry peers and because the Compensation Committee believed that it was not appropriate to include the CEO in the Management Incentive Compensation Plan given the CEO’s active role in administering that plan.

Only our CEO is eligible to participate in the CICP and, depending on his or her performance and that of the Company, earn incentive compensation. As soon as practicable after the end of each fiscal year (the “Plan Period”), the Compensation Committee recommends to the Board and the Board determines whether and to what extent certain pre-established Company objectives for that Plan Period (“Company Objectives”) have been met, each Company Objective having been assigned a percentage toward completion of the Company Objectives overall (each, a “Achievement Percentage”). For each Plan Period, unless 70% of the Company Objectives for that Plan Period have been met, no incentive compensation will be awarded. The Board retains considerable discretion both in determining the extent to which the Company Objectives are achieved and in considering additional factors which may influence its overall determinations.

The incentive compensation under the CICP is weighted based 50% on meeting Company Objectives, 30% based on CEO evaluation form criteria (relating to leadership, strategic and succession planning, financial matters, human resources, communications and external and board relations) and 20% based on an evaluation of individual performance objectives by the Compensation Committee. The award opportunity range for the CEO expressed as a percentage of his or her base salary is as follows: minimum award opportunity—25%; target award opportunity—50%; and maximum award opportunity—75%, in each case, of base salary.

The performance of the CEO is typically rated as soon as practicable following the conclusion of the Plan Period. Distribution of incentive compensation is generally made in February or March of the succeeding year after the Plan Period. The incentive awards granted under the CICP are payable in cash.

MICP .  Certain employees are compensated through the Management Incentive Compensation Plan (the “MICP”), in which officers (other than the CEO) and employees who have the title of Senior Director, Director or Manager, as well as certain additional discretionary participants chosen by the CEO, are eligible to participate. Under the MICP, at the beginning of each Plan Period, the Board (with advice from the Compensation Committee) establishes a target incentive compensation pool, which is then adjusted at year-end to reflect the Company’s performance in achieving the Company Objectives.

After each Plan Period, the Board, based on the recommendation of the Compensation Committee, makes a determination as to the performance of the Company and MICP participants in meeting the Company Objectives and individual objectives for that Plan Period, which are determined from time to time by the Board in its sole discretion. Awards to MICP participants vary depending upon the level of achievement of the Company Objectives, the size of the incentive compensation pool and the MICP participants’ base salaries and performance during the Plan Period as well as their expected ongoing contribution to the Company. The Company must meet a minimum percentage of the Company Objectives (currently 70%) for a particular Plan Period before any awards are made under the MICP for that Plan Period. The Board retains considerable discretion both in determining the extent to which the Company Objectives are achieved and in considering additional factors which may influence its overall determinations.

For officers, including the executive officers named in the “Summary Compensation Table” below other than the CEO, the incentive compensation under the MICP is weighted based 50% on meeting Company Objectives, 30% based on individual objectives and 20% based on a discretionary evaluation by the CEO. The target awards for these officers as a percentage of base salary range from 30% to 40%, with an award opportunity range of 15% to 60% of base salary. For other MICP participants, the incentive compensation is weighted based either 40% or 30% on meeting Company Objectives, either 40% or 50% on individual objectives and, in all cases, 20% on a discretionary evaluation by the CEO. The award opportunities for these participants as a percentage of base salary range from a minimum of 5% to a maximum of 37.5% of base salary, depending on among other things the participants’ position within the Company.

The performance of the MICP participants is typically rated as soon as practicable following the conclusion of the Plan Period. Distribution of incentive compensation is generally made in February or March of the succeeding year after the Plan Period. Awards under the MICP are payable in cash.

For 2011, 123 individuals were determined to be eligible to participate in the MICP, including all of the executive officers named in the “Summary Compensation Table” below other than Mr. Engle and Mr. Varian.

BCP .  Employees who are not eligible to participate in the CICP or the MICP are also compensated through the Bonus Compensation Plan (the “BCP”). Under the BCP, at the beginning of each Plan Period, the Board (with advice from the Compensation Committee) establishes a target incentive compensation pool, which is then adjusted at year-end to reflect the Company’s performance in achieving the Company Objectives.

After each Plan Period, the Board, based on the recommendation of the Compensation Committee, makes a determination as to the performance of the Company and BCP participants in meeting the Company Objectives, which are determined from time to time by the Board in its sole discretion. Awards to BCP participants vary depending upon the level of achievement of the Company Objectives, the size of the incentive compensation pool and the BCP participants’ base salaries. The Company must meet a minimum percentage of the Company Objectives (currently 70%) before any awards are made under the BCP. Awards under the BCP are payable in cash.

For 2011, 109 individuals were determined to be eligible to participate in the BCP.

Bonus Determinations for 2011.  For 2011, the Compensation Committee recommended and the Board approved the following Company Objectives: (1) manage the Company’s financial resources in order to end the year with at least $54 million in cash and cash equivalents, which was assigned a 30% Achievement Percentage; (2) advance the development of the Company’s lead product candidate, gevokizumab, which was assigned a 30% Achievement Percentage; (3) advance the Company’s biodefense product, XOMA 3AB, and the related portfolio of anti-botulism product candidates, which was assigned a 20% Achievement Percentage; (4) advance the development and commercialization of the Company’s portfolio of fixed-dose combination products, which was assigned a 10% Achievement Percentage; and (5) advance the Company’s antibody technologies and pipeline of preclinical product candidates, which was assigned a 10% Achievement Percentage.  In February of 2011, the Board concluded that the first and third Corporate Objectives had been partially achieved and the second, fourth and fifth Company Objectives had been achieved.

After evaluating the relevant facts and circumstances, the Board concluded that the minimum percentage (70%) of the Company Objectives had been exceeded for the 2011 Plan Period and that as a result awards could be made under the MICP for that Plan Period.

Individual objectives for 2011 under the MICP for Dr. Scannon were to: (1) carry out his role in connection with the second Corporate Objective described above, particularly with respect to the clinical and manufacturing aspects thereof, (2) lead the Company’s government affairs program with respect to the advancement of gevokizumab, XOMA 3AB and the fixed-dose combination product candidates, (3) carry out his role in connection with the third Corporate Objective described above, (4) carry out his role in connection with the fourth Corporate Objective described above, and (5) carry out his role in connection with the fifth Corporate Objective described above.  In February of 2012, the CEO determined and the Compensation Committee concurred that Dr. Scannon had partially achieved the third and fourth such objectives and achieved his remaining objectives except for the fifth such objective.  Individual objectives for 2011 under the MICP for Mr. Kurland were to: (1) carry out his role in connection with the first Corporate Objective described above with respect to outside sources of cash and operational expenses, (2) carry out his role in connection with the first Corporate Objective described above with respect to reporting, billing and other processes, (3) improve communications with the investment community and develop a communications plan for the Company’s fixed-dose combination products, (4) carry out his role in developing a plan for and implementing the Company’s change in jurisdiction of incorporation from Bermuda to Delaware, and (5) maintain appropriate financial and business controls and budget levels.  In February of 2012, the CEO determined and the Compensation Committee concurred that Mr. Kurland had partially achieved the first such objective, exceeded the second, fourth and fifth such objectives and achieved the third such objective.  Individual objectives for 2011 under the MICP for Mr. Margolin were to: (1) carry out his role in connection with the first Corporate Objective described above with respect to outside sources of cash and operational expenses, (2) carry out his role in developing a plan for and implementing the Company’s change in jurisdiction of incorporation from Bermuda to Delaware, (3) carry out his role in connection with the second Corporate Objective described above, (4) carry out his role in connection with the third Corporate Objective described above, (5) implement the Company’s intellectual property strategy, and (6) assure Company compliance with legal-related requirements.  In February of 2012, the CEO determined and the Compensation Committee concurred that Mr. Margolin had partially achieved the first, third and fourth such objectives and exceeded the second, fifth and sixth such objectives.  Individual objectives for 2011 under the MICP for Mr. Wells were to: (1) strengthen the Company’s organizational capabilities, (2) maintain competitive and cost-effective benefits plans, (3) implement and succession planning process, (4) assess and align the Company’s information technology strategy to reflect changes within the Company, and (5) ensure adherence to information technology controls.  In February of 2012, the CEO determined and the Compensation Committee concurred that Mr. Wells had exceeded the first and second such objectives and achieved his remaining objectives, except the third such objective.

The CEO determined and the Compensation Committee concurred to include between 10% and 20% of each other named executive officer’s target bonus amount as the portion of such officer’s bonus based on a discretionary evaluation.

As a result of his resignation in August of 2011, pursuant to his employment agreement at that time, Mr. Engle received as severance one and one-half times his current base salary and target bonus for 2011 and a pro-rated portion of his then current target bonus.  Because this was a contractual obligation of the Company, no determination of Mr. Engle’s achievement of the Company Objectives was required to be made for this purpose.

Mr. Varian was appointed Interim Chief Executive Officer on August 31, 2011.  However, pursuant to the employment agreement he entered into at that time, Mr. Varian was not eligible to participate in the CICP or MICP for 2011.  Under his new agreement entered into in January of 2012, he will participate in the CICP.

The evaluation process and resulting determinations described above resulted in cash bonus payments under the MICP to the executive officers named in the “Summary Compensation Table” below other than Mr. Engle and Mr. Varian for 2011 as follows:

	Base Salary	Target Bonus Percentage	Target Bonus Amount	Annual Bonus Percentage	Actual Bonus Amount
Patrick J. Scannon M.D., Ph.D.	$410,940	35%	$143,829	27.9%	$114,690
Fred Kurland	$332,100	40%	$132,840	36.9%	$122,599
Christopher J. Margolin	$355,720	35%	$124,502	29.6%	$105,205
Charles C. Wells	$312,142	35%	$109,250	32.3%	$100,784

Other Compensation.  The Company maintains broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance, vision and dental insurance, a 401(k) plan and temporary housing and other living expenses for relocated employees. The Company also maintains an Employee Stock Purchase Plan, designed to give employees an opportunity to purchase shares of Common Stock through payroll deductions, thereby encouraging employees to share in the economic growth and success of the Company.

Tax Treatment.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits the deductible amount of annual compensation paid to certain individual executive officers (i.e., the chief executive officer and the four other most highly compensated executive officers of the Company) to no more than $1 million. However, qualifying performance-based compensation will be excluded from the $1 million cap on deductibility. We consider tax deductibility under Section 162(m) as a factor in our compensation decisions.  However, we retain the ability to authorize certain compensation payments that may not satisfy the tax deductibility requirements under Section 162(m) if it is determined that such payments are appropriate to attract and/or retain executive talent or otherwise promote our corporate objectives. The Company and the Compensation Committee will continue to review tax consequences as well as other relevant considerations in connection with compensation decisions.

Compensation Risk Assessment

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company. We believe that our approach to goal-setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value. We believe we have allocated our compensation among base salary and short- and long-term compensating target opportunities in such a way as not to encourage excessive risk-taking.

Summary Compensation Table

The following table sets forth certain summary information for the prior three years concerning the compensation earned by the Company’s Chief Executive Officer, former Chief Executive Officer, Chief Financial Officer and our three other most highly compensated officers who were named executive officers of the Company as of December 31, 2011.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Stock Awards ($)		Option Awards ($)(2)(3)		Non-Equity Incentive Plan Compensation ($)(4)(5)		Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)(6)		Total ($)
John Varian (Interim Chief Executive Officer)*	2011		$134,872		$65,000		$22,807		$152,069		$0	N/A		$59,550		$434,298

Steven B. Engle	2011		$367,700		$0		$0		$635,208		$0	N/A		$309,747		$1,312,655
(former Chairman of the Board, Chief Executive Officer and President)**	2010 2009	$ $	551,550 540,750	$ $	0 0	$ $	0 0	$ $	686,079 212,280	$ $	246,130 262,267	N/A N/A	$ $	35,300 38,725	$ $	1,519,049 1,054,022

Patrick J. Scannon, M.D. Ph.D.	2011		$410,940		$0		$114,847		$266,258		$114,690	N/A		$13,003		$919,738
(Executive Vice President and Chief Scientific Officer)	2010 2009	$ $	399,040 389,340	$ $	0 0	$ $	0 0	$ $	242,140 70,760	$ $	179,539 123,811	N/A N/A	$ $	14,102 13,136	$ $	834,821 597,047

Fred Kurland	2011		$332,100		$0		$114,562		$266,767		$122,599	N/A		$25,430		$861,458
(Vice President, Finance and Chief Financial Officer)	2010 2009	$ $	322,400 310,000	$ $	0 0	$ $	0 0	$ $	221,961 70,760	$ $	166,681 108,655	N/A N/A	$ $	13,555 12,785	$ $	724,597 502,200

Christopher J. Margolin	2011		$355,720		$0		$115,557		$264,998		$105,205	N/A		$26,329		$867,809
(Vice President, General Counsel and Secretary)	2010 2009	$ $	347,020 338,520		$0 0	$ $	0 0	$ $	252,229 70,760	$ $	146,660 114,810	N/A N/A	$ $	26,696 28,356	$ $	772,605 552,446

Charles C. Wells	2011		$312,142		$0		$56,865		$134,123		$100,784	N/A		$22,019		$625,933
(Vice President, Human Resources and Information Technology)	2010 2009	$ $	312,100 304,500	$ $	0 0	$ $	0 0	$ $	50,441 70,760	$ $	132,721 95,918	N/A N/A	$ $	10,493 11,568	$ $	505,755 482,746
______________________
*	Mr. Varian became CEO in January of 2012.

**	Mr. Engle resigned as Chairman of the Board, CEO and President on August 31, 2011.

(1)
The bonus amounts paid to Mr. Engle under the Company’s CICP and the amounts paid to Dr. Scannon and Messrs. Kurland, Margolin and Wells under the Company’s MICP are represented in the amounts under Non-Equity Incentive Plan Compensation. CICP and MICP awards are reported on an earned basis.

(2)
The amounts in this column do not reflect compensation actually received by the named executive officers but represent the aggregate grant date fair value for option awards calculated in accordance with FASB ASC Topic 718. See Note 9 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “2011 Form 10-K”) regarding assumptions underlying valuation of equity awards.

(3)
The option amount awarded to Mr. Varian includes options to purchase 12,800 shares of Common Stock (grant date fair value $24,477) granted for compensation as a director of the Company before his appointment as Interim CEO on August 31, 2011.

(4)
The amounts in this column for 2011 for Dr. Scannon and Messrs. Kurland, Margolin and Wells represent awards under the Company’s MICP paid in 2012 relating to performance in 2011. The amounts in this column for 2010 for Dr. Scannon and Messrs. Kurland, Margolin and Wells represent awards under the Company’s MICP paid in 2011 relating to performance in 2010. The amounts in this column for 2009 for Dr. Scannon and Messrs. Kurland, Margolin and Wells represent awards under the MICP paid in 2010 relating to performance in 2009.

(5)
The amount in this column for 2010 for Mr. Engle represents an award under the Company’s CICP paid in 2011 relating to performance in 2010. The amount in this column for 2009 for Mr. Engle represents an award under the CICP paid in 2010 relating to performance in 2009.

(6)	Amounts in this column for 2011, 2010 and 2009 include:

Mr. Varian—(a) cash payments in the amount of $48,315 for compensation as a director of the Company in 2011; (b) Company shares of Common Stock contributed to an account under the Company’s Deferred Savings Plan in the amount of 9,342 shares of Common Stock in 2011; and (c) group term life insurance premiums in the amount of $445 in 2011.

Mr. Engle—(a) cash severance payments in the amount of $183,850 for 2011; (b) cash payments in lieu of earned vacation and/or personal holidays in the amount of $62,577, $21,212 and $24,758 respectively; (c) cash payments totaling $61,200 pursuant to Mr. Engle’s consulting agreement with the Company; (d) Company shares of Common Stock contributed to an account under the Company’s Deferred Savings Plan in the amounts of 2,343 and 1,074 shares of Common Stock for 2010 and 2009, respectively; and (3) group term life insurance premiums in the amount of $2,120, $3,179 and $2,966, respectively.  For additional discussion of Mr. Engle’s severance arrangement, see “Employment Contracts and Termination of Employment and Change of Control Arrangements” below.

Dr. Scannon—(a) Company shares of Common Stock contributed to an account under the Company’s Deferred Savings Plan in the amounts of 9,524, 2,343 and 1,074 shares of Common Stock, respectively; (c) group term life insurance premiums in the amount of $2,003, $2,301 and $2,136, respectively; and (d) miscellaneous gifts in the amount of $892 in 2010.

Mr. Kurland—(a) cash payments in lieu of earned vacation and/or personal holidays in the amounts of $12,773 in 2011; (b) Company shares of Common Stock contributed to an account under the Company’s Deferred Savings Plan in the amounts of 9,524, 2,343 and 1,074 shares of Common Stock, respectively; (b) group term life insurance premiums in the amounts of $1,657, $1,857 and $1,785, respectively; and (c) miscellaneous gifts in the amount of $789 in 2010.

Mr. Margolin—(a) cash payments in lieu of earned vacation and/or personal holidays in the amounts of $13,681, $13,346 and $15,499, respectively; (b) Company shares of Common Stock contributed to an account under the Company’s Deferred Savings Plan in the amounts of 9,524, 2,343 and 1,074 shares of Common Stock, respectively; (c) group term life insurance premiums in the amounts of $1,648, $1,952 and $1,857, respectively; and (d) miscellaneous gifts in the amount of $489 in 2010.

Mr. Wells—(a) cash payments in lieu of earned vacation and/or personal holidays in the amounts of $12,305 in 2011 and $2,230 in 2009; (b) Company shares of Common Stock contributed to an account under the Company’s Deferred Savings Plan in the amount of 7,023, 1,662 and 749, respectively; (c) group term life insurance premiums in the amount of $1,603, $1,800 and $1,670, respectively; and (d) miscellaneous gifts in the amount of $892 in 2010.

Company shares of Common Stock contributed under the Company’s Deferred Savings Plan were valued in 2011, 2010 and 2009 at fiscal year-end formula prices of $1.155, $4.694 and $10.233, respectively, per share.

Grants of Plan-Based Awards

The following table contains information concerning the grant of awards to our named executive officers under any plan during 2011.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Securities	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Underlying Options (#)	Underlying Options(#)	Awards ($/Sh)	Awards (2)

John Varian	01-07-2011	—	—	—	—	—	—	—	7,800	$5.83	$13,734
	05-26-2011								5,000	$3.03	$10,743
	10-27-2011								105,544	$1.69	$127,592
	10-27-2011							13,495			$22,807

Steven B. Engle	01-07-2011	—	—	—	—	—	—	—	360,750	$5.83	$635,209
	—	$137,887.50	$275,775	$413,662.50	—	—	—	—	—	—	—

Patrick J. Scannon, M.D., Ph.D.	01-07-2011	—	—	—	—	—	—	—	90,560	$5.83	$159,458
	10-27-2011								88,345	$1.69	$106,800
	10-27-2011							67,957			$114,847
	—	$71,914.50	$143,829	215,743.50	—	—	—	—	—	—	—

Fred Kurland	01-07-2011								91,000	$5.83	$160,233
	10-27-2011								88,125	$1.69	$106,534
	10-27-2011							67,788			$114,562
	—	$66,420	$132,840	$199,260	—	—	—	—	—	—	—

Christopher J. Margolin	01-07-2011	—	—	—	—	—	—	—	89,470	$5.83	$157,539
	10-27-2011								88,890	$1.69	$107,459
	10-27-2011							68,377			$115,557
	—	$62,251	$124,502	$186,753	—	—	—	—	—	—	—

Charles C. Wells	01-07-2011	—	—	—	—	—	—	—	46,140	$5.83	$81,243
	10-27-2011								43,742	$1.69	$52,880
	10-27-2011							33,648			$56,865
	—	$54,625	$109,250	$163,875	—	—	—	—	—	—	—
____________________
(1)
These columns set forth the threshold, target and maximum cash bonus amounts for each named executive officer for the year ended December 31, 2011 under the CICP or the MICP, as applicable, as discussed above in “Compensation Discussion and Analysis – Compensation Components -- Cash Bonus Plans” (other than Mr. Varian, who was not eligible to participate in the CICP for 2011).  The actual cash bonus awards earned for the year ended December 31, 2011 are set forth in the “Summary Compensation Table” above (other than for Mr. Engle, who resigned on August 31, 2011).  As such, the amounts set forth in this column do not represent additional compensation earned by these named executive officers for the year ended December 31, 2011.

(2)
The grant date fair values were calculated in accordance with FASB ASC 718. See Note 9 of the consolidated financial statements in the 2011 Form 10-K regarding assumptions underlying valuation of equity awards.

 Outstanding Equity Awards as of December 31, 2011

The following table provides information as of December 31, 2011 regarding unexercised options and restricted common stock awards held by each of our named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

John Varian	4,666	0	0	$16.050	12-08-2018
	2,333	0	0	$11.400	05-21-2019
	5,000	0	0	$5.235	07-21-2020
	3,900	3,900	0	$5.830	01-07-2021
	2,917	2,083	0	$3.030	05-26-2021
	76,520	29,024	0	$1.690	10-27-2021
						13,495	$15,519

Steven B. Engle	33,333	0	0	$75.00	08-03-2017
	66,666	0	0	$32.55	08-03-2017
	73,333	0	0	$32.55	08-03-2017
	100,000	0	0	$55.05	10-31-2017
	14,375	625	0	$40.65	02-21-2018
	39,999	0	0	$8.40	02-26-2019
	99,165	129,500	0	$7.35	03-1-2020
	263,047	97,703	0	$5.83	01-07-2021

Patrick J. Scannon, M.D., Ph.D.	1,665	0	0	$152.40	02-20-2012
	1,999	0	0	$49.95	02-26-2013
	1,999	0	0	$86.55	02-25-2014
	1,999	0	0	$21.00	02-23-2015
	2,000	0	0	$25.20	02-28-2016
	2,666	0	0	$50.85	02-21-2017
	26,666	0	0	$55.05	10-31-2017
	5,111	222	0	$40.65	02-21-2018
	13,332	0	0	$8.40	02-26-2019
	34,998	45,001	0	$7.35	03-01-2020
	66,033	24,527	0	$5.83	01-07-2021
	64,051	24,294	0	$1.69	10-27-2021
						67,957	$78,151

Fred Kurland	40,000	13,332	0	$9.30	12-29-2018
	13,332	0	0	$8.40	02-26-2019
	32,082	41,250	0	$7.35	03-01-2020
	66,354	24,646	0	$5.83	01-07-2021
	55,813	32,312	0	$1.69	10-27-2021
						67,788	$77,956

Christopher J. Margolin	1,665	0	0	$152.40	02-20-2012
	2,665	0	0	$49.95	02-26-2013
	665	0	0	$58.80	04-10-2013
	1,999	0	0	$86.55	02-25-2014
	1,999	0	0	$21.00	02-23-2015
	1,666	0	0	$26.70	10-25-2015
	2,000	0	0	$25.20	02-28-2016
	2,666	0	0	$50.85	02-21-2017
	1,000	0	0	$55.05	10-31-2017
	17,665	0	0	$55.05	10-31-2017
	5,111	222	0	$40.65	02-21-2018
	13,333	0	0	$8.40	02-26-2019
	36,456	46,876	0	$7.35	03-01-2020
	65,239	24,231	0	$5.83	01-07-2021
	56,297	32,593	0	$1.69	10-27-2021
						68,377	$78,634

Charles C. Wells	1,666	0	0	$152.40	02-20-2012
	1,999	0	0	$49.95	02-26-2013
	1,999	0	0	$86.55	02-25-2014
	1,999	0	0	$21.00	02-23-2015
	2,000	0	0	$25.20	02-28-2016
	2,666	0	0	$50.85	02-21-2017
	19,999	0	0	$55.05	10-31-2017
	5,112	221	0	$40.65	02-21-2018
	13,333	0	0	$8.40	02-26-2019
	7,290	9,375	0	$7.35	03-01-2020
	33,644	12,496	0	$5.83	01-07-2021
	35,723	8,019	0	$1.69	10-27-2021
						33,648	$38,695

________________________
(1)
Pursuant to SEC disclosure rules, the amount listed in this column represents the product of the closing market price per share of the Common Stock as of December 31, 2011 ($1.15) multiplied by the number of shares of stock or units subject to the award.

Option Exercises and Shares Vested

The following table sets forth the number of shares of Common Stock acquired upon exercise of options by each named executive officer during 2011 and the number of share awards held by each named executive officer that vested during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)
Steven B. Engle	0	$0	0	$0
Patrick J. Scannon M.D., Ph.D.	0	$0	0	$0
Fred Kurland	0	$0	0	$0
Christopher J. Margolin	0	$0	0	$0
Charles C. Wells	0	$0	0	$0

Pension Benefits

None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Non-Qualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Employment Contracts and Termination of Employment and Change of Control Arrangements

The Company had entered into an employment agreement with Mr. Engle, dated as of December 30, 2008, that provided for Mr. Engle’s employment as CEO and President at a salary of not less than $495,000 per year.  Effective August 31, 2011, the Board of Directors accepted the resignation of Mr. Engle as Chairman of the Board, Chief Executive Officer and President of the Company and as a member of the Board.  Pursuant to Mr. Engle’s employment agreement, he is entitled to receive as severance: one and one-half times his then current base salary and target bonus for the then current fiscal year, continuation of benefits for up to 18 months, a pro-rated portion of his then current target bonus, and outplacement services for 12 months not to exceed $15,000 in value. Certain of these amounts have been paid (see “Summary Compensation Table” above), and the remainder are to be paid in installments.  Pursuant to this agreement, all payments and benefits to Mr. Engle thereunder are subject to his compliance with the confidentiality and non-competition provisions thereof.  To assist in implementing an orderly transition of management responsibilities, Mr. Engle and the Company have also entered into a Consulting Agreement through December of 2014. Under this agreement, the Company paid Mr. Engle $15,300 per month for the first six months and may pay additional amounts in the future if so agreed by Mr. Engle and the Company.  Pursuant to his existing option agreements and the Company’s option plans, Mr. Engle’s outstanding options will remain exercisable and continue to become exercisable, in accordance with their existing terms, during the term of this consulting arrangement.

The Company has entered into an employment agreement with Mr. Varian, effective January 4, 2012, that provides for his employment as Chief Executive Officer at a salary of not less than $475,000 per year.  Under the employment agreement, Mr. Varian is entitled to participate in any benefit plan for which key executives of the Company are eligible, including the CICP.  Upon termination of his employment for any reason other than for cause or upon his resignation for good reason, Mr. Varian will be entitled to his then current annual base salary and benefits for 12 months, as well as a pro-rated portion of his then current annual target bonus and outplacement services for 12 months not to exceed $15,000 in value, provided that (i) if Mr. Varian has been an officer of the Company for less than one year at the time of termination, then his severance pay will be limited to one-half of his then current annual base salary, and (ii) if Mr. Varian is terminated other than for cause after December 31 of any year in which he was a participant in the CICP, then he will be entitled to receive his bonus payment for the year just ended consistent with his performance against his CICP objectives. Pursuant to this agreement, all payments and benefits to Mr. Varian thereunder are subject to his compliance with the confidentiality and non-competition provisions thereof.  The employment agreement will continue for one year and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless notice of non-extension of the term is given by either party.

The Company has entered into an employment agreement with Dr. Scannon, dated as of December 30, 2008, that provides for his employment as Executive Vice President and Chief Scientific Officer at a salary of not less than $360,000 per year. Under the agreement, Dr. Scannon is entitled to participate in any benefit plan for which key executives of the Company are eligible, including the MICP. Upon termination of his employment for any reason other than for cause or upon his resignation for good reason, Dr. Scannon will be entitled to his then current base salary, target bonus and benefits for nine (9) months, as well as a pro-rated portion of his then current annual target bonus and outplacement services for six (6) months not to exceed $8,000 in value. Pursuant to this agreement, all payments and benefits to Dr. Scannon thereunder are subject to his compliance with the confidentiality and non-competition provisions thereof.  The agreement will continue for one year and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless terminated by mutual written consent of the parties.

The Company has entered into an employment agreement with Mr. Kurland, dated as of December 28, 2008, that provides for his employment as Vice President, Finance and Chief Financial Officer at a salary of not less than $310,000 per year. Under the agreement, Mr. Kurland will be entitled to participate in any benefit plan for which key executives of the Company are eligible, including the MICP. Upon termination of his employment for any reason other than for cause or upon his resignation for good reason, Mr. Kurland will be entitled to his then current base salary, target bonus and benefits for nine (9) months, as well as a pro-rated portion of his then current annual target bonus and outplacement services for six (6) months not to exceed $8,000 in value. Pursuant to this agreement, all payments and benefits to Mr. Kurland thereunder are subject to his compliance with the confidentiality and non-competition provisions thereof.  The agreement will continue for one year and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless terminated by mutual written consent of the parties.

The Company has entered into an employment agreement with Mr. Margolin, dated as of December 30, 2008, that provides for his employment as Vice President, General Counsel and Secretary at a salary of not less than $310,000 per year. Under the agreement, Mr. Margolin will be entitled to participate in any benefit plan for which key executives of the Company are eligible, including the MICP. Upon termination of his employment for any reason other than for cause or upon his resignation for good reason, Mr. Margolin will be entitled to his then current base salary, target bonus and benefits for nine (9) months, as well as a pro-rated portion of his then current annual target bonus and outplacement services for six (6) months not to exceed $8,000 in value. Pursuant to this agreement, all payments and benefits to Mr. Margolin thereunder are subject to his compliance with the confidentiality and non-competition provisions thereof.  The agreement will continue for one year and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless terminated by mutual written consent of the parties.

The Company has entered into an employment agreement with Mr. Wells, effective as of December 30, 2008, that provides for his employment as Vice President, Human Resources and Information Technology at a salary of not less than $280,000 per year. Under the agreement, Mr. Wells is entitled to participate in any benefit plan for which key executives of the Company are eligible, including the MICP. Upon termination of his employment for any reason other than for cause or upon his resignation for good reason, Mr. Wells will be entitled to his then current base salary, target bonus and benefits for nine (9) months, as well as a pro-rated portion of his then current annual target bonus and outplacement services for six (6) months not to exceed $8,000 in value. Pursuant to this agreement, all payments and benefits to Mr.Wells thereunder are subject to his compliance with the confidentiality and non-competition provisions thereof.  The agreement will continue for one year and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless terminated by mutual written consent of the parties.

Certain Other Payments Upon a Change of Control

Named Executive Officers.  Each of our named executive officers (other than Mr. Engle) has entered into change of control severance agreements (the “Change of Control Agreements”) that may require us to make certain payments and/or provide certain benefits to certain executive officers in the event of a termination of employment or a change of control.

Change of Control.  A “change of control” is defined in the Change of Control Agreements as the occurrence of any of the following events: (i) a merger, amalgamation or acquisition in which the Company is not the surviving or continuing entity, except for a transaction the principal purpose of which is to change the jurisdiction of the Company’s organization; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iii) any other reorganization or business combination in which fifty percent (50%) or more of the Company’s outstanding voting securities are transferred to different holders in a single transaction or series of related transactions; (iv) any approval by the stockholders of the Company of a plan of complete liquidation of the Company; (v) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities; or (vi) a change in the composition of the Board, as a result of which fewer than a majority of the directors are incumbent directors.

Vesting of Options.  If a named executive officer’s employment is involuntarily terminated within one month prior to signing an agreement for a change of control or eighteen (18) months after a change of control, the exercisability of all options granted to such named executive officer by the Company shall automatically be accelerated so that all such options may be exercised immediately upon such involuntary termination for any or all of the shares subject thereto and the post-termination exercise period shall be extended to sixty (60) months or the remainder of the maximum term of the options (or such shorter period of time to avoid the application of Section 409A of the Code). The options shall continue to be subject to all other terms and conditions of the Company’s option plans and the applicable option agreements between the employee and the Company.

Outplacement Program.  If a named executive officer’s employment is involuntarily terminated within one month prior to signing an agreement for a change of control or eighteen (18) months after a change of control, the named executive officer will immediately become entitled to participate in a twelve (12) month executive outplacement program provided by an executive outplacement service, at the Company’s expense not to exceed $15,000.

Cash Severance.  If a named executive officer’s employment is involuntarily terminated within one month prior to signing an agreement for a change of control or eighteen (18) months after a change of control, then the named executive officer shall be entitled to receive a severance payment equal to the sum of (A) an amount equal to 1.5 times (or, in the case of the CEO, 2.0 times) the named executive officer’s annual base salary as in effect immediately prior to the involuntary termination, plus (B) an amount equal to 1.5 times (or, in the case of the CEO, 2.0 times) the named executive officer’s target bonus as in effect for the fiscal year in which the involuntary termination occurs; provided that if the CEO has been an officer of the Company for less than one year at the time of termination, then his severance pay will be limited to an amount equal to his annual base salary as in effect immediately prior to the involuntary termination.

Health and Other Benefits.  If a named executive officer’s employment is involuntarily terminated within one month prior to signing an agreement for a change of control or eighteen (18) months after a change of control, then for a period of eighteen (18) months (or, in the case of the CEO, twenty-four (24) months) following such termination, (A) the Company shall make available and pay for the full cost of the coverage (plus, other than for the CEO, an additional amount to pay for the taxes on such payments, if any, plus any taxes on such additional amount) of the named executive officer and his or her spouse and eligible dependents under any group health plans of the Company on the date of such termination of employment at the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for the named executive officer or such covered dependents on the date immediately preceding the date of his or her termination and (B) if the named executive officer is, at the time of such termination, an eligible participant in the Company’s mortgage differential program, the Company shall continue to make mortgage assistance payments to such named executive officer pursuant to such program as in effect at the time of such termination.

Compensation Committee Report on Executive Compensation

The Company’s compensation program for officers (including the named executive officers) is administered by the Compensation Committee, which is composed of four independent directors. Following review and approval by the Compensation Committee, all issues pertaining to officer compensation are submitted to the full Board for approval.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the 2011 Form 10-K.

W. Denman Van Ness, Chairman
William K. Bowes, Jr.
Timothy P. Walbert
Jack L. Wyszomierski

Compensation of Directors

The primary objectives of the Company’s director compensation program are to enable the Company to attract, motivate and retain outstanding individuals and align their success with that of the Company’s stockholders through the creation of stockholder value. We attract and retain directors by benchmarking against companies in our industry of similar size to ensure that our director compensation packages remain competitive. The different elements of director compensation are considered in light of the compensation packages provided to similarly situated directors at peer companies.

The Nominating & Governance Committee has retained the services of the Consultant to assist in evaluating the Company’s director compensation program against the relevant market. At the direction of the Nominating & Governance Committee, management created a survey (the “Director Compensation Survey”) which compared the Company’s director pay levels to those of the same peer group of companies used in the Executive Compensation Survey. The benchmarking process for director compensation used by the Nominating & Governance Committee based on the Director Compensation Survey is substantially similar to the process used by the Compensation Committee for evaluating executive compensation described above under “Compensation Discussion and Analysis.” Following the benchmarking process, the Nominating & Governance Committee recommended and the Board approved a one-time grant of options and award of RSUs in October of 2011 (described below) but determined not to make any changes to the Company’s standard directors compensation for 2012.

The table below sets forth the 2011 compensation for members of the Board who were non-employee directors at any time during 2011.  Mr. Engle (former CEO) and Dr. Scannon (Executive Vice President and Chief Scientific Officer) are not listed in this table because they received no additional compensation for services as members of the Board or its committees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings	All Other Compensation ($)	Total
W. Denman Van Ness	$82,000	$34,860	$74,187	$0	N/A	$0	$191,047
William K. Bowes, Jr.	$56,008	$22,807	$51,180	$0	N/A	$0	$129,995
Charles J. Fisher, Jr., M.D.(2)	$5,922	$0	$0	$0	N/A	$0	$5,922
Peter Barton Hutt	$41,000	$0	$74,184	$0	N/A	$0	$115,184
John Varian (3)	$48,315	$22,807	$152,069	$0	N/A	$211,107	$434,298
Timothy P. Walbert	$47,000	$22,807	$45,686	$0	N/A	$0	$115,493
Jack L. Wyszomierski	$53,677	$22,807	$45,299	$0	N/A	$0	$121,783
Total(3)	$333,922	$126,088	$442,605	$0	N/A	$211,107	$1,113,722

____________________________
(1)
The option amounts represent the aggregate grant date fair value for option awards computed in accordance with FASB ASC Topic 718. See Note 9 of the consolidated financial statements in the 2011 Form 10-K regarding assumptions underlying valuation of equity awards. As of December 31, 2011, the aggregate option amounts outstanding for each director listed on this table were as follows: Mr. Van Ness—72,902 (23,796 of which are held by The Van Ness 1983 Revocable Trust); Mr. Bowes—49,260; Mr. Hutt—70,398; Mr. Varian—130,343, Mr. Walbert—42,344 and Mr. Wyszomierski—41,790.

(2)	Dr. Fisher resigned from the Board effective February 21, 2011.

(3)
Mr. Varian became Interim CEO on August 31, 2011.  The stock award set forth in this table for Mr. Varian was made after he became Interim CEO, as were 105,544 shares (grant date fair value $127,592) of the option awards set forth in this table for him.  The amount set forth in this table for Mr. Varian under “All Other Compensation” includes his salary ($134,872), bonus ($65,000) and other compensation ($11,235) for 2011 as Interim CEO.  See “Summary Compensation Table” above.

Director Compensation Policy

Effective July 1, 2010, each non-employee director will receive an annual retainer of $35,000, plus an additional (1) $20,000, in the case of the chairman of the Audit Committee, (2) $9,000, in the case of any other member of the Audit Committee, (3) $12,000, in the case of the chairman of the Compensation Committee or Nominating & Governance Committee, (4) $6,000, in the case of any other member of the Compensation Committee or Nominating & Governance Committee, and (5) $20,000, in the case of the Chairman of the Board. The Company’s directors do not receive meeting fees.

Additionally, each non-employee director will be granted options to purchase 12,000 shares of Common Stock pursuant to the Long Term Incentive Plan upon initial election to the Board and will be annually granted an option to purchase 5,000 shares of Common Stock (other than the Chairman of the Board, who is annually granted an option to purchase 6,500 shares of Common Stock) pursuant to the Long Term Incentive Plan upon reelection to the Board, each at an exercise price per share equal to the closing market price of the shares of Common Stock on the date of grant. In May of 2011, Messrs. Bowes, Hutt, Varian, Walbert, and Wyszomierski each were granted an option to purchase 5,000 shares of Common Stock pursuant to the Long Term Incentive Plan and Mr. Van Ness, then our Lead Independent Director, was granted an option to purchase 6,500 shares of Common Stock pursuant to the Long Term Incentive Plan, all at an exercise price of $3.03 per share.

In January of 2011, as part of a company-wide grant of options in consideration of the efforts of the Company’s employees, officers and directors in connection with its development and commercialization collaboration with Les Laboratoires Servier, Mr. Bowes was granted an option to purchase 10,920 shares of Common Stock, Mr. Hutt was granted an option to purchase 11,940 shares of Common Stock, Mr. Van Ness, then our Lead Independent Director, was granted an option to purchase 15,790 shares of Common Stock, Mr. Varian was granted an option to purchase 7,800 shares of Common Stock, Mr. Walbert was granted an option to purchase 7,800 shares of Common Stock and Mr. Wyszomierski was granted an option to purchase 7,800 shares of Common Stock, with all such options being granted pursuant to the Long Term Incentive Plan and having an exercise price of $5.83 per share.

In October of 2011, following the benchmarking process described above, Messrs. Bowes, Walbert and Wyszomierski each were granted an option to purchase 17,544 shares of Common Stock and awarded 13,495 RSUs, Mr. Hutt was granted an option to purchase 35,087 shares of Common Stock, Mr. Van Ness, the Chairman of the Board, was granted an option to purchase 26,816 shares of Common Stock and awarded 20,627 RSUs and Mr. Varian, then our Interim Chief Executive Officer and a Director, was granted an option to purchase 105,544 shares of Common Stock and awarded 13,495 RSUs, with all such grants and awards being made pursuant to the Long Term Incentive Plan and all such options having an exercise price of $1.69 per share.

Directors who are employees of the Company are neither paid any fees or other remuneration nor awarded stock options, restricted stock awards or shares of Common Stock of the Company for services as members of the Board or its committees, except that Mr. Varian continued to receive his standard compensation as a director while he was Interim Chief Executive Officer.

ITEM 1—ELECTION OF DIRECTORS

 The Company’s directors are elected annually to serve until the next annual meeting of stockholders or until their successors are elected, or until their death, resignation or removal.  The nominees for the Board are set forth below.  Unless otherwise instructed, the proxy holders will vote all proxies received by them in the accompanying form for the nominees for directors listed below.  In the event any nominee should become unavailable for election due to an unexpected occurrence, the proxies will be voted for any such substitute nominee as may be designated by the present Board to fill the vacancy.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below.  Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any of the nominees listed below will be unable to serve.  The seven candidates receiving the highest number of affirmative votes of the shares of Common Stock entitled to vote at the annual meeting will be elected as directors of the Company.

In the past, banks and brokerage firms were permitted under applicable rules to vote shares beneficially owned by their clients even when they had not received instructions on how to vote those shares regarding certain “discretionary” matters, including uncontested director elections.  Due to recent changes in these rules, uncontested director elections are no longer “discretionary,” so if your shares are registered in the name of a bank or brokerage firm, you must follow your bank’s or brokerage firm’s instructions in order to participate in the election of our directors.

Nominees to the Board

Name	Title	Age
John Varian	Chief Executive Officer and Director	53
Patrick J. Scannon, M.D., Ph.D.	Executive Vice President, Chief Scientific Officer and Director	64
W. Denman Van Ness	Chairman of the Board	69
William K. Bowes, Jr.	Director	86
Peter Barton Hutt	Director	77
Timothy P. Walbert	Director	45
Jack L. Wyszomierski	Director	56

John Varian was appointed Chief Executive Officer in January 2012 after serving as Interim Chief Executive Officer since August 31, 2011.  He has been a director of the Company since December of 2008. He served as Chief Operating Officer of Aryx Therapeutics from December of 2003 to August of 2011. Prior to joining Aryx Therapeutics, Mr. Varian was the Chief Financial Officer of Genset S.A., where he was a key member of the team negotiating the company’s sale to Serono S.A. in 2002. Mr. Varian served on the Board of Nventa Biopharmaceuticals Corporation until the company merged with Akela Pharma Inc. in March of 2009. From October of 1998 to April of 2000, Mr. Varian served as Senior Vice President, Finance and Administration of Elan Pharmaceuticals, Inc., joining the company as part of its acquisition of Neurex Corporation. Prior to the acquisition, he served as Neurex Corporation’s Chief Financial Officer from June of 1997 until October of 1998. From 1991 until 1997, Mr. Varian served as the Vice President Finance and Chief Financial Officer of Anergen Inc. Mr. Varian was an Audit Principal/Senior Manager at Ernst & Young from 1987 until 1991 where he focused on life sciences. He is a founding member of the Bay Area Bioscience Center and a former chairman of the Association of Bioscience Financial Officers International Conference. Mr. Varian received a B.B.A. degree from Western Michigan University.  Mr. Varian has significant experience in building biopharmaceutical companies and brings a specific focus on financing, corporate financial management and related matters to the Company’s executive team and the Board.

Patrick J. Scannon, M.D., Ph.D. is one of the Company’s founders and has served as a director since its formation.  Dr. Scannon became Executive Vice President and Chief Scientific Officer in February of 2011.  Previously he was Executive Vice President and Chief Medical Officer beginning in March of 2009 and served as Executive Vice President and Chief Biotechnology Officer from May of 2006 until March of 2009, Chief Scientific and Medical Officer from March of 1993 until May of 2006, Senior Vice President from May of 1999 to May of 2006, Vice Chairman, Scientific and Medical Affairs from April of 1992 to March of 1993 and President from the Company’s formation until April of 1992.

Dr. Scannon served on the National Biodefense Science Board, reporting to the Secretary of the Department of Health and Human Services from 2007 to January of 2012.  He also serves on the Defense Sciences Research Council for the Defense Advanced Research Projects Agency (DARPA) and on the Threat Reduction Advisory Committee for the Department of Defense.  In 2007, he was appointed to the Board of Directors of Pain Therapeutics, Inc., a biopharmaceutical company.  From 1979 until 1981, Dr. Scannon was a clinical research scientist at the Letterman Army Institute of Research in San Francisco.  A Board-certified internist, Dr. Scannon holds a Ph.D. in organic chemistry from the University of California, Berkeley and an M.D. from the Medical College of Georgia.  Dr. Scannon’s experience in founding and building the Company is integral to the Company and its mission.  His medical and scientific background, experience in all aspects of biopharmaceutical product discovery and development, board and government advisory experience and operational knowledge provide strategic guidance to the Company and the Board.

W. Denman Van Ness has been a director since October of 1981 and was appointed Lead Independent Director in January of 2008 and Chairman of the Board in August of 2011.  He is Chairman of Hidden Hill Advisors, a venture capital consulting firm.  From April of 1996 through October of 1999, he was a Managing Director of CIBC Capital Partners, an international merchant banking organization.  From 1986 to 1996, Mr. Van Ness was a General Partner of Olympic Venture Partners II and Rainier Venture Partners, venture capital funds, and from 1977 until 1985, he was a General Partner of the venture capital group at Hambrecht & Quist, the manager of several venture capital funds.  Mr. Van Ness brings to the Board an extensive understanding of corporate development and background in assessing a wide range of corporate funding sources and partnering opportunities.  His leadership skills, including past service on the boards of other companies, contribute to his role as Chairman of the Board.

William K. Bowes, Jr. has been a director since February of 1986.  He has been a General Partner of U.S. Venture Partners since 1981 and currently holds the position of Founding Partner.  Mr. Bowes is a member of the Board or the Business Advisory Council of a number of academic initiatives at institutions such as Harvard University, Stanford University, the University of California, San Francisco and the University of California, Berkeley.  Mr. Bowes provides exceptional knowledge and advice on capital markets and development strategies for biopharmaceutical companies.

Peter Barton Hutt, former Chief Counsel for the Food and Drug Administration (FDA), became a director in May of 2005.  Mr. Hutt is currently Senior Counsel to the Washington, D.C. law firm of Covington & Burling, specializing in food and drug law.  Since 1994, he has taught a course on food and drug law at Harvard Law School and taught the same course at Stanford Law School in 1998.  He is also a co-author of Food and Drug Law: Cases and Materials.  Mr. Hutt is a member of the Institute of Medicine (IOM) of the National Academy of Sciences (NAS).  He presently serves on the Working Group on Innovation in Drug Development and Evaluation of President Obama’s Council of Advisors on Science and Technology (PCAST).  He has served on a wide variety of academic and advisory boards, including the Panel on the Administrative Restructuring of the National Institutes of Health (NIH).  Formerly, he has served on the IOM Executive Committee, Advisory Committee to the Director of the NIH, the NAS Committee on Research Training in the Biomedical and Behavioral Sciences, and the National Committee to Review Current Procedures for Approval of New Drugs for Cancer and AIDS established by the President’s Cancer Panel of the National Cancer Institute at the request of President George Bush.  Mr. Hutt received his undergraduate degree from Yale University, and law degrees from Harvard University and New York University.  Mr. Hutt currently serves as a director of Ista Pharmaceuticals, and Momenta Pharmaceuticals.  Mr. Hutt’s extensive and unique combination of legal, government, and industry experience is a key asset to the Board.  He brings significant insight into the regulatory aspects of pharmaceutical development.

Timothy P. Walbert has been a director since November of 2010.  Mr. Walbert is Chairman, President and Chief Executive Officer of Horizon Pharma, a publicly traded biopharmaceutical company focused on developing and commercializing innovative medicines for unmet therapeutic needs in arthritis, pain and inflammatory diseases.  From 2007 until 2009, Mr. Walbert was President, Chief Executive Officer and a director of IDM Pharma, Inc., a publicly traded oncology-focused biotechnology company. During his tenure, he drove the process of achieving European regulatory approval for MEPACT™ for the treatment of osteosarcoma, reorganized the company and its management team, and led the successful acquisition of IDM by Takeda America in June 2009. Prior to IDM, he was Executive Vice President of Commercial Operations for NeoPharm, Inc., a publicly traded biopharmaceutical company, where he oversaw global marketing, sales, reimbursement, manufacturing and business development.

From 2001 to 2005, Mr. Walbert was with Abbott in positions of increasing responsibility, most recently as Vice President, International Marketing responsible for overseeing strategy for the global cardiovascular franchise. As Abbott's Divisional Vice President and General Manger for Immunology, Mr. Walbert created and had full P&L management of the global immunology franchise that led the global development and launch of HUMIRA®, the multi-indication biologic which achieved almost $8 billion in 2011 sales.  Prior to his tenure at Abbott, Mr. Walbert was with Searle/Pharmacia where he held several marketing roles for CELEBREX® in North America and coordinated international CELEBREX® launch and post-launch activities in key international markets.  Mr. Walbert currently serves on the Board of Directors of Raptor Pharmaceutical Corp., the Board of the Biotechnology Industry organization, or BIO, the Board of the Illinois Biotechnology Association, or iBIO, and the Board of the Greater Chicago Arthritis Foundation.  Mr. Walbert holds a B.A. degree from Muhlenberg College, Allentown, PA.   Mr. Walbert provides the Board with extensive, executive experience in publicly traded biotechnology companies with a focus on commercial operations, finance and strategic planning.

Jack L. Wyszomierski has been a director since August of 2010.  From 2004 until his retirement in 2009, Mr. Wyszomierski was Executive Vice President and Chief Financial Officer of VWR International, LLC, a global laboratory supply, equipment and distribution business that serves the world's pharmaceutical and biotechnology companies, as well as industrial and governmental organizations. At Schering-Plough, a global health care company which had worldwide sales of over $8 billion in 2004, Mr. Wyszomierski held positions of increasing responsibility from 1982 to 2004 culminating in his appointment as Executive Vice President and Chief Financial Officer. Mr. Wyszomierski also serves on the Board of Directors of Athersys, Inc. and Exelixis, Inc. He holds an M.S. in Industrial Administration and a B.S. in Administration, Management Science and Economics from Carnegie Mellon University.  Mr. Wyszomierski brings his considerable financial expertise to the Board and the Audit Committee.

Executive Officers

Mr. Varian and Dr. Scannon are executive officers of the Company.  The remaining executive officers are listed below.

Fred Kurland is the Company’s Vice President, Finance and Chief Financial Officer.  He joined the Company on December 28, 2008.  Mr. Kurland is responsible for directing the Company’s financial strategy, accounting, financial planning and investor relations functions.  He has more than 30 years of experience in biotechnology and pharmaceutical companies including Aviron/MedImmune, Protein Design Labs and Syntex/Roche.  Prior to joining XOMA, and between 2002 and 2008, Mr. Kurland served as Chief Financial Officer of Bayhill Therapeutics, Inc., Corcept Therapeutics Incorporated and Genitope Corporation.  From 1998 to 2002, Mr. Kurland served as Senior Vice President and Chief Financial Officer of Aviron, the developer of FluMist, which was acquired by MedImmune in 2001.  From 1996 to 1998, he was Vice President and Chief Financial Officer of Protein Design Labs, Inc., an antibody design company, and from 1995 to 1996, he served as Vice President and Chief Financial Officer of Applied Immune Sciences, Inc.  Mr. Kurland also held a number of financial management positions at Syntex Corporation, a pharmaceutical company acquired by Roche, including Vice President and Controller between 1991 and 1995.  He received his J.D. and M.B.A. degrees from the University of Chicago and his B.S. degree from Lehigh University.

Christopher J. Margolin is the Company’s Vice President, General Counsel and Secretary.  During his time with the Company, Mr. Margolin has been responsible for the legal and intellectual property function and, at various times, the business development, human resources and licensing functions.  Prior to joining the Company in 1991, Mr. Margolin was a corporate attorney holding several different executive legal positions for Raychem Corporation, an international high technology company, for 11 years.  From 1975 to 1980, he was a division counsel for TRW Inc. and from 1972 to 1975, he was an associate at the law firm of McCutchen, Black, Verleger and Shea in Los Angeles.   Mr. Margolin holds a B.A. from Princeton University, a J.D. from the University of Pennsylvania and an M.B.A. from the University of California, Los Angeles.

Paul D. Rubin, M.D. is the Company’s Vice President, Clinical Development & Chief Medical Officer. Dr. Rubin joined the Company in June of 2011. Prior to joining XOMA, Dr. Rubin was Chief Medical Officer at Funxional Therapeutics Ltd. He was Chief Executive Officer of Resolvyx Pharmaceuticals, Inc. from 2007 to 2009 and President and Chief Executive Officer of Critical Therapeutics, Inc. from 2002 to 2007. From 1996 to 2002, Dr. Rubin served as Senior Vice President, Development, and later as Executive Vice President, Research & Development at Sepracor. He was responsible for the successful development of all of Sepracor's internally developed approved products including Xopenex®, Lunesta®, Xopenex HFA® and Brovana®. From 1993 to 1996, Dr. Rubin held senior level positions at Glaxo-Wellcome Pharmaceuticals, most recently as Vice President of Worldwide Clinical Pharmacology and Early Clinical Development. During his tenure with Abbott from 1987 to 1993, Dr. Rubin served as Vice President, Immunology and Endocrinology, where he successfully advanced zilueton, the first 5-lipoxygenase inhibitor, from discovery to approval for the treatment of asthma. Dr. Rubin received a BA from Occidental College and his M.D. from Rush Medical College. He completed his training in internal medicine at the University of Wisconsin.

Board Matters

Board Leadership Structure and Risk Oversight

Following the resignation of Mr. Engle, the Board decided to separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles and its view that the role and responsibilities of the Chairman of the Board are more consistent with those of a Lead Independent Director.  The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company.  The Chairman of the Board is responsible for presiding at all executive sessions of the Board, consulting with the Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the independent directors, including maintaining frequent contact with the Chief Executive Officer and advising him on the efficiency of Board meetings, facilitating teamwork and communication between the independent directors and management, as well as additional responsibilities. The independent directors believe that Mr. Van Ness’s in-depth knowledge of the biopharmaceutical industry and vision for its development, as well as his leadership skills and style, make him the best-qualified director to serve as Chairman of the Board.  In light of the separation of the Chief Executive Officer and Chairman of the Board positions, the Board determined that a separate position of Lead Independent Director was no longer necessary.

The Board is responsible for consideration and oversight of risks facing the Company and is responsible for ensuring that material risks are identified and managed appropriately.  As set forth in the Audit Committee charter, the Audit Committee meets periodically with management in order to review the Company’s major financial exposures and the steps management has taken to monitor and control such exposures.  In fulfilling this role, the Audit Committee conducts periodic risk assessments and reports its findings to the full Board.  The Audit Committee also oversees related-party transactions.

Board Meetings

 During the fiscal year ended December 31, 2011, the Board held eleven meetings.  Each Board member attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served that were held during the last fiscal year.  Each of Messrs. Bowes, Hutt, Van Ness, Walbert and Wyszomierski is “independent” as defined in the listing standards of The NASDAQ Stock Market (“NASDAQ”).  Directors are encouraged to attend the Company’s annual meetings of stockholders where practicable.  All of the current directors attended last year’s annual meeting of stockholders.

 The Board has standing audit, compensation and nominating & governance committees.

Compensation Committee

 The Compensation Committee is responsible for recommending and reviewing the compensation, including options and perquisites, of the Company’s officers and other employees.  The Compensation Committee, currently consisting of Messrs. Bowes (Chairman), Van Ness, Walbert and Wyszomierski, held three meetings during 2011.  The Board has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s website at www.xoma.com.  See “Compensation Committee Report on Executive Compensation” and “Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee who served on the Compensation Committee in 2011 or who presently serve on the Compensation Committee has interlocking relationships as defined by the SEC or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions.

Nominating & Governance Committee

 The Nominating & Governance Committee assists the Board by identifying individuals qualified to become Board members, recommends to the Board the director nominees for the next annual meeting of stockholders, recommends to the Board the director nominees for each committee and develops, recommends to the Board and oversees the governance principles applicable to the Company.  The Nominating & Governance Committee, currently consisting of Messrs. Bowes (Chairman), Hutt, Van Ness and Walbert, held three meetings during 2011.  Each member of the Nominating & Governance Committee is “independent” as defined in the listing standards of NASDAQ.  The Board has adopted a written charter for the Nominating & Governance Committee, a copy of which is available on the Company’s website at www.xoma.com.

 The Nominating & Governance Committee’s charter provides that the committee will, on behalf of the Board, review letters from stockholders regarding the Company’s annual meeting and governance process.  Beyond this, the committee has no formal policy regarding consideration of director candidates recommended by stockholders, in large part because the Company has never received from any of its stockholders a recommendation of a director nominee with reasonably adequate qualifications.  The need for a more formal policy was considered and determined to be unnecessary by the committee.  The committee will consider candidates recommended by stockholders, and a stockholder wishing to submit a recommendation should send a letter to the Secretary of the Company at 2910 Seventh Street, Berkeley, California 94710.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder and provide a complete listing of the candidate’s qualifications to serve on the Board, the candidate’s current principal occupation, most recent five-year employment history and current directorships and a statement that the proposed nominee has consented to the nomination, as well as contact information for both the candidate and the author of the letter.  Stockholders may also nominate candidates who are not first recommended to the Nominating & Governance Committee by following procedures set forth in our by-laws.

 To be considered by the Nominating & Governance Committee, a director nominee must have experience as a board member or senior officer of a company in the healthcare or other industries, have a strong financial background, be a leading participant in another field relative to the Company’s business or have achieved national prominence in a relevant field as a faculty member, professional or government official.  In addition to these minimum requirements, the committee seeks director candidates based on a number of qualifications, including their independence, knowledge, judgment, leadership skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and complement the Board’s existing strengths.  The Board believes that diversity with respect to all of these factors is an important consideration in appropriate Board composition.

 The Board and the Nominating & Governance Committee begin the process of identifying and evaluating director nominees by seeking recommendations from a wide variety of contacts, including current executive officers and directors and industry, academic and community leaders.  The Board or the committee may retain a search firm to identify and screen candidates, conduct reference checks, prepare biographies for review by the committee and the Board and assist in setting up interviews.  The Nominating & Governance Committee and one or more of the Company’s other directors interview candidates, and the committee selects, and recommends to the full Board, nominees that best suit the Company’s needs.

Audit Committee

 The Audit Committee is primarily responsible for approving the services performed by the Company’s independent registered public accounting firm and reviewing the Company’s accounting practices and systems of internal accounting controls.  In 2011, prior to Mr. Varian’s appointment as Interim Chief Executive Officer on August 31, 2011, this committee held five meetings and consisted of Messrs. Van Ness, Varian (Chairman) and Wyszomierski.  In order to maintain compliance with the rules and regulations of The NASDAQ Stock Market and the Securities and Exchange Commission regarding the composition of audit committees, Mr. Varian resigned as chairman and a member of the Audit Committee of the Board on August 31, 2011, and the Board appointed Mr. Wyszomierski as chairman of the Audit Committee and Mr. Bowes as a member thereof.  After August 31, 2011, this committee held two meetings and consisted of Messrs. Bowes, Van Ness and Wyszomierski (Chairman).  Each member of the Audit Committee is “independent” as defined in the listing standards of NASDAQ.  The Board has determined that Mr. Wyszomierski is an “audit committee financial expert” as defined by the rules of the SEC.  The Board has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at www.xoma.com.

 In accordance with rules established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

 As part of its ongoing activities, the Audit Committee has:

•
met with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting, and discussed these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel;

•	regularly met privately with the independent registered public accounting firm, who have unrestricted access to the committee;

•	recommended the appointment of the independent registered public accounting firm and reviewed periodically their performance and independence from management;

•	reviewed the Company’s financing plans and reported recommendations to the full Board for approval and to authorize action;

•	reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011;

•
discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T; and

•
received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with the independent registered public accounting firm their independence.

 Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the 2011 Form 10-K.

Jack L. Wyszomierski, Chairman William K. Bowes, Jr. W. Denman Van Ness

ITEM 2—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, on the recommendation of its Audit Committee, recommends the appointment of Ernst & Young LLP (“Ernst & Young”) to serve as the Company’s independent registered public accounting firm for 2012.  Ernst & Young has been acting as the Company’s independent registered public accounting firm since fiscal year 1998.

Audit Fees.   The aggregate fees billed for each of the 2010 and 2011 fiscal years for professional services rendered by Ernst & Young for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q, services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements and for attestation services related to Sarbanes-Oxley compliance for those fiscal years were $567,253 and $643,763, respectively.

Audit-Related Fees.   The aggregate fees billed for each of the 2010 and 2011 fiscal years for audit-related services rendered by Ernst & Young for audit-related were $157,100 and $113,650, respectively, excluding the services described in the preceding paragraph.

Tax Fees.   The aggregate fees billed for each of the 2010 and 2011 fiscal years for products and services provided by Ernst & Young for tax compliance, tax advice and tax planning were $257,238 and $42,800, respectively.

All Other Fees.   The aggregate fees billed for each of the 2010 and 2011 fiscal years for products and services provided by Ernst & Young other than the services reported in the three immediately preceding paragraphs were $14,400 and $39,500, respectively.

The Audit Committee considered whether the provision of the services covered in the four immediately preceding paragraphs of this section is compatible with maintaining Ernst & Young’s independence.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent accountants.  Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget.  The committee may also pre-approve particular services on a case-by-case basis.  In assessing requests for services by the independent accountants, the committee considers whether such services are consistent with the auditor’s independence, whether the independent accountants are likely to provide the most effective and efficient service based on their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.  The committee has delegated pre-approval authority to its chairman, who must report any decisions to the committee at its next scheduled meeting.

The recommendation to appoint Ernst & Young is being submitted to the stockholders at the annual meeting.  If such appointment is not made, the Board will consider other independent registered public accounting firms for appointment.  The Board recommends voting “FOR” the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the 2012 fiscal year.

A representative of Ernst & Young is expected to be present at the meeting with an opportunity, if desired, to make a statement and to respond to your questions.

ITEM 3 — AMENDMENT TO CERTIFICATE OF INCORPORATION

Background

Currently, the Company is authorized to issue 92,666,666 shares of Common Stock in the aggregate.  In March of 2012, the Board approved a proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock by an additional 46,000,000 to 138,666,666 shares, subject to stockholder approval (the “Authorized Share Increase”).

On March 28, 2012, the Company had issued and outstanding 68,069,764 shares of Common Stock.  As of that date, the Company had reserved approximately 24,410,389 shares for issuance upon exercise of outstanding options and warrants and vesting of outstanding RSUs and in connection with existing stock-based compensation and benefit plans and financing arrangements.  Consequently, the Company has approximately 186,513 shares available for other issuances.

Effects of Adoption of the Proposal

The adoption of this proposal would increase the number of authorized shares of Common Stock from 92,666,666 to 138,666,666 shares.  The additional Common Stock for which authorization is sought would be part of the existing class of Common Stock, and, to the extent issued, would have the same rights and privileges as the shares of Common Stock currently issued and outstanding.  No holder of shares of Common Stock is entitled to any preemptive right to subscribe for or purchase any shares or other securities of the Company.  The issuance of a substantial amount of Common Stock or the granting of an option to purchase a substantial amount of Common Stock could have a potential anti-takeover effect with respect to the Company which may make it more difficult to effect a change in control of the Company (for example, by decreasing the percentage of share ownership of those persons seeking to obtain control), although the Board is not presenting the proposal for that reason and does not anticipate using the newly authorized shares for such a purpose.  Under applicable law, the Board is required to make any determination to issue such shares based on its judgment at the time of such issuance as to the best interest of the Company.

Approval of the proposal would not affect the number of authorized shares of preferred stock or the number of shares issuable under any of the Company’s existing stock-based compensation or benefit plans.

Recommendation

The Company has approximately 24,596,902 shares of Common Stock reserved for issuance upon exercise of outstanding options and warrants and vesting of outstanding RSUs and in connection with existing stock-based compensation and benefit plans and financing arrangements and available for other issuances.  The Board considers it necessary and in the best interest of the Company to have a sufficient number of shares of Common Stock available for issuance in order to provide the Company with business and financing flexibility.  The Board also believes in the importance of stock-based compensation and benefits plans to align employee and stockholder interests and to continue to attract and retain the services of outstanding employees.  Common Stock may be issued by the Company in connection with future strategic business collaborations or equity financings, upon conversion or exchange of outstanding securities.  The Company is also obligated to reserve shares for issuance to certain existing investors.  Except as described in this paragraph, there are currently no agreements or understandings regarding the issuance of any of the additional shares of Common Stock that would become available if the number of authorized shares of Common Stock is increased as proposed.  For these reasons, the Board unanimously recommends a vote “FOR” approval.  Approval of the Authorized Share Increase requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

ITEM 4 —AMENDMENT TO LONG TERM INCENTIVE PLAN

The Board has adopted, subject to stockholder approval, an amendment to the Long Term Incentive Plan to (a) increase the number of shares of Common Stock issuable over the term of the plan by an additional 7,000,000 to 13,421,206 shares of Common Stock in the aggregate, (b) provide that, in the case of awards granted out of the additional 7,000,000 share allotment, for each stock appreciation right (“SAR”), restricted share, RSU, performance share, performance unit, dividend equivalent or other stock-based award issued, the number of available shares under the Long Term Incentive Plan will be reduced by 1.14 shares, while option grants will continue to reduce the number of available shares under the Long Term Incentive Plan by one share for each option to purchase one share granted and (c) increase the number of shares of common stock issuable under the plan as incentive stock options, or ISOs, by an additional 750,000 to 2,750,000 shares.  The Long Term Incentive Plan is designed to encourage equity ownership of the Company by the employees, consultants and directors who are primarily responsible for its management, growth and financial success, to align the interests of such employees, consultants and directors with those of the Company’s stockholders and to assist the Company in attracting and retaining the services of such employees, consultants and directors (see “Compensation Discussion and Analysis” above).  For certain additional information for consideration in connection with this proposal, see “Supplemental Option Plan-Related Information” below.

The following summary of the Long Term Incentive Plan is qualified in its entirety by reference to the Long Term Incentive Plan, a copy of which, as proposed to be amended as set forth in this Item 4, is attached as Appendix 1 to this proxy statement.

General

The Long Term Incentive Plan is intended to provide incentives to attract, retain and motivate employees, consultants and directors and to provide for competitive compensation opportunities, to encourage long term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for stockholders by aligning the interests of such persons with those of stockholders.  The Long Term Incentive Plan will provide for the grant to eligible employees, consultants and directors of stock options, SARs, restricted shares, RSUs, performance shares, performance units, dividend equivalents, and other stock-based awards (the “Awards”).  Although no further grants or awards will be made under the Option Plan, the Restricted Share Plan or the Directors Plan, shares underlying options previously issued under the Option Plan, the Restricted Share Plan or the Directors Plan that are currently outstanding will, upon forfeiture, cancellation, surrender or other termination without distribution of shares of Common Stock to holders thereof, become available under the Long Term Incentive Plan.

Of the 6,421,206 shares of Common Stock currently authorized for issuance under the Long Term Incentive Plan, as of March 28, 2012, 26,258 shares had been issued upon the exercise of options granted under the Long Term Incentive Plan, 5,143,999 shares were subject to outstanding options and RSUs under the Long Term Incentive Plan, and 863,809 shares were authorized for issuance under future option grants to be made under the Long Term Incentive Plan.  The expiration dates for all such outstanding options range from May 29, 2012  (at the earliest) to February 13, 2022 (at the latest).  After amendment of the Long Term Incentive Plan as proposed in this Item 4, 13,421,206 shares will be available for issuance under the Long Term Incentive Plan.  However, in the case of Awards granted out of the 5,500,000 shares that were added in 2011, for each SAR, restricted share, RSU, performance share, performance unit, dividend equivalent or other stock-based award issued, the number of shares available under the Long Term Incentive Plan will be reduced by 1.3 shares, and in the case of Awards granted out of the additional 7,000,000 share allotment that is the subject of this proposal, for each SAR, restricted share, RSU, performance share, performance unit, dividend equivalent or other stock-based award issued, the number of shares available under the Long Term Incentive Plan will be reduced by 1.14 shares.  Forfeiture of Awards that were counted as 1.3 or 1.14 shares under the provisions described above will result in the addition to shares available under the Long Term Incentive Plan of 1.3 or 1.14 shares, as the case may be, per share forfeited.

The shares of Common Stock issuable over the term of the Long Term Incentive Plan will be made available from authorized but unissued shares of Common Stock.  Each option will have an exercise price per share of not less than 100% of the fair market value per share of Common Stock on the date of grant.

During each calendar year (i) the maximum number of shares with respect to which options and SARs may be granted to a participant under the Long Term Incentive Plan will be 466,666 shares of Common Stock, and (ii) the maximum number of shares of Common Stock which may be granted to a participant under the Long Term Incentive Plan with respect to Awards intended to qualify as performance-based compensation under the Code (other than options and SARs) will be 466,666 shares of Common Stock.  In addition, no more than 2,000,000 shares (or 2,750,000 shares, if the amendment proposed in this Item 4 is approved) of Common Stock may be issued as ISOs under the Long Term Incentive Plan.  As of March 28, 2012, the Company has issued options to purchase 1,543,004 shares of Common Stock under the Long Term Incentive Plan as ISOs.  This limitation has no effect, however, on the number of shares available under the Long Term Incentive Plan.  These Common Stock amounts are subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure, as described below.  Shares of Common Stock issued pursuant to the Long Term Incentive Plan may consist, in whole or in part, of authorized but unissued shares of Common Stock or treasury shares including shares of Common Stock acquired by purchase in the open market or in private transactions.

Eligibility and Administration

Officers and other employees of, and consultants to, the Company and its subsidiaries and affiliates and directors of the Company will be eligible to be granted Awards under the Long Term Incentive Plan.  Approximately 165 officers, other employees and directors are currently eligible to participate in the Long Term Incentive Plan.  Although the Company utilizes the services of a number of consultants who are or would be eligible to be granted Awards under the Long Term Incentive Plan from time to time, it has seldom granted options or shares under its equity-based plans to consultants.

The Long Term Incentive Plan will be administered by the Compensation Committee or such other Board committee or committees (or the entire Board) as may be designated by the Board.  Different committees (including the entire Board) may administer the Long Term Incentive Plan with respect to different groups of eligible participants, but in this proxy statement we refer to all of them together as the “LTIP Administrator.”  Unless otherwise determined by the Board, the LTIP Administrator will consist of two or more members of the Board who are nonemployee directors within the meaning of Rule 16b-3 of the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code.  The LTIP Administrator will determine which eligible employees, consultants and directors receive Awards, the types of Awards to be received and the terms and conditions thereof.  The LTIP Administrator will have authority to waive conditions relating to an Award or accelerate vesting of Awards.

The LTIP Administrator may delegate to other members of the Board or officers or managers of the Company or any subsidiary or affiliate the authority, subject to such terms as the LTIP Administrator shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the LTIP Administrator may determine to the extent permitted under Rule 16b-3 and applicable law.

Except for certain anti-dilution adjustments, unless the approval of stockholders of the Company is obtained, options and SARs issued under the Long Term Incentive Plan will not be amended to lower their exercise price or exchanged for other options or SARs with lower exercise prices, options and SARs with an exercise price in excess of the fair market value of the underlying shares of Common Stock will not be exchanged for cash or other property, and no other action will be taken with respect to options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which the shares of Common Stock are listed.

Awards

ISOs intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of Common Stock as the LTIP Administrator determines.  The LTIP Administrator will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise.  However, the exercise price of options will not be less than the fair market value of the shares of Common Stock on the date of grant, and the term will not be longer than ten years from the date of grant of the options.

An SAR will entitle the holder thereof to receive with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price of the SAR set by the LTIP Administrator as of the date of grant.  However, the exercise price of the SARs will not be less than the fair market value of the shares of Common Stock on the date of grant, and the term will not be longer than ten years from the date of grant of the SARs.  Payment with respect to SARs may be made in cash or shares of Common Stock as determined by the LTIP Administrator.

Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the LTIP Administrator may impose.  Such restrictions will lapse under circumstances as the LTIP Administrator may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below.  Except as otherwise determined by the LTIP Administrator, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of employment during the applicable restriction period.

An RSU will entitle the holder thereof to receive shares of Common Stock or cash at the end of a specified deferral period.  RSUs will also be subject to such restrictions as the LTIP Administrator may impose.  Such restrictions will lapse under circumstances as the LTIP Administrator may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below.  Except as otherwise determined by the LTIP Administrator, RSUs subject to restriction will be forfeited upon termination of employment during any applicable restriction period.

Performance shares and performance units will provide for future issuance of shares of Common Stock or payment of cash, respectively, to the recipient upon the attainment of performance objectives over specified performance periods.  Except as otherwise determined by the LTIP Administrator, performance shares and performance units will be forfeited upon termination of employment during any applicable performance period.  Performance objectives may vary from person to person and will be based upon such performance criteria as the LTIP Administrator may deem appropriate.  The LTIP Administrator may revise performance objectives if significant events occur during the performance period which the LTIP Administrator expects to have a substantial effect on such objectives.

The LTIP Administrator may also grant dividend equivalent rights and it is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of Common Stock, as deemed by the LTIP Administrator to be consistent with the purposes of the Long Term Incentive Plan.

If the LTIP Administrator determines that an Award of restricted shares, RSUs, performance shares, performance units or other stock-based awards should qualify under the performance-based compensation exception to the $1 million cap on deductibility under Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such awards shall be contingent upon achievement of pre-established performance goals based on one or more of the following business criteria for the Company and/or for specified subsidiaries or affiliates or other business units or lines of business of the Company: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin or operating expense; (8) net income; (9) Common Stock price or total stockholder return; (10) book value or adjusted book value; (11) expense ratio; (12) operating income; and (13) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.  The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the LTIP Administrator may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.  The maximum amount payable upon settlement of a cash-settled performance unit (or any other cash-settled award) granted under the Long Term Incentive Plan that is intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code for any calendar year to any participant will not exceed $3,000,000.

Nontransferability

Unless otherwise set forth by the LTIP Administrator in an award agreement, Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.

Change in Control

In the event of a change in control (as defined in the Long Term Incentive Plan), all Awards granted under the Long Term Incentive Plan then outstanding but not then exercisable (or subject to restrictions) shall become immediately exercisable, all restrictions shall lapse, and any performance criteria shall be deemed satisfied, unless otherwise provided in the applicable Award agreement.

Capital Structure Changes

If the LTIP Administrator determines that any dividend in shares, recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event affects the shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Long Term Incentive Plan, then the LTIP Administrator shall make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the Long Term Incentive Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award.  Under such circumstances, the LTIP Administrator also has the authority to provide for a distribution of cash or property in respect of any Award.

Amendment and Termination

The Long Term Incentive Plan may be amended, altered, suspended or terminated by the Board at any time, in whole or in part, without the consent of stockholders or plan participants.  However, any amendment for which stockholder approval is required under the rules of any stock exchange or automated quotation system on which the shares of Common Stock may then be listed or quoted will not be effective until such stockholder approval has been obtained.  In addition, no amendment, suspension, or termination of the Long Term Incentive Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant.  The LTIP Administrator may waive any conditions or rights, amend any terms, or amend, suspend or terminate, any Award granted, provided that, without participant consent, such amendment, suspension or termination may not materially and adversely affect the rights of such participant under any Award previously granted to him or her.

Effective Date and Term

The Long Term Incentive Plan became effective on July 21, 2010, the date of approval by our stockholders.  Unless earlier terminated or extended, the Long Term Incentive Plan will expire on May 25, 2020 (unless sooner terminated by the Board) and no further awards may be granted thereunder after such date.

Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of the Long Term Incentive Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options

In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company.  The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price.  The Company or a subsidiary that employs the participant will generally be able to claim a deduction in an equivalent amount.  Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the Company or a subsidiary that employs the participant, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death).  If an ISO granted under the Long Term Incentive Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option.  Also, an ISO granted under the Long Term Incentive Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares of Common Stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss.  If shares of Common Stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and the Company or a subsidiary that employs the participant will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price.  Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held.  Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

If an option is exercised through the use of shares of Common Stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares of Common Stock and, thus, no gain or loss will be recognized with respect to such previously owned shares of Common Stock upon such exercise.  The amount of any built-in gain on the previously owned shares of Common Stock generally will not be recognized until the new shares of Common Stock acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Shares

A participant who receives restricted shares of Common Stock will generally recognize ordinary income at the time that they “vest”, i.e., when they are not subject to a substantial risk of forfeiture.  The amount of ordinary income so recognized will generally be the fair market value of the shares of Common Stock at the time the shares of Common Stock vest, less the amount, if any, paid for the shares of Common Stock.  This amount is generally deductible for federal income tax purposes by the Company or a subsidiary that employs the participant.  Dividends paid with respect to shares of Common Stock that are nonvested will be ordinary compensation income to the participant (and generally deductible by the Company or a subsidiary that employs the participant).  Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date the shares of Common Stock vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.  The holding period for this purpose will begin on the date following the date the shares of Common Stock vest.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code.  In such event, the participant will recognize as income the fair market value of the restricted shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company or a subsidiary that employs the participant will generally be entitled to a corresponding deduction.  Dividends paid with respect to shares of Common Stock as to which a proper Section 83(b) election has been made will not be deductible to the Company or a subsidiary that employs the participant.  If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs, RSUs and Other Awards

With respect to SARs, RSUs, performance shares, performance units, dividend equivalents and other Awards under the Long Term Incentive Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the Long Term Incentive Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company or a subsidiary that employs the participant.

Payment of Withholding Taxes

The Company may withhold, or require a participant to remit to it, an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements associated with Awards under the Long Term Incentive Plan.

Deductibility Limit on Compensation in Excess of $1 Million

Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the Long Term Incentive Plan) by a public company to each “covered employee” (i.e., the chief executive officer, the chief financial officer and the three most highly compensated executive officers of the Company other than the chief executive officer or the chief financial officer) to no more than $1 million.  However, qualifying performance-based compensation will be excluded from the $1 million cap on deductibility.  Although we consider tax deductibility under Section 162(m) as a factor in our compensation decisions (including Awards under the Long Term Incentive Plan), we retain the ability to authorize certain compensation payments that may not satisfy the tax deductibility requirements under Section 162(m) if it is determined that such payments are appropriate to attract and/or retain executive talent or otherwise promote our corporate objectives.

New Plan Benefits

The amount of benefits payable in the future under the Long Term Incentive Plan is not currently determinable.

Recommendation

At the annual meeting, the Company’s stockholders will be asked to approve the proposal to amend the Long Term Incentive Plan to (a) increase the number of shares of Common Stock issuable over the term of the plan by an additional 7,000,000 to 13,421,206 shares of Common Stock in the aggregate ,(b) provide that, in the case of awards granted out of the additional 7,000,000 share allotment, for each SAR, restricted share, RSU, performance share, performance unit, dividend equivalent or other stock-based award issued, the number of available shares under the Long Term Incentive Plan will be reduced by 1.14 shares and (c) increase the number of shares of common stock issuable under the plan as incentive stock options, or ISOs by an additional 750,000 to 2,750,000 shares.  The Board believes that the Company will be at a competitive disadvantage in its efforts to attract and retain employees, consultants and directors if it does not have the ability to issue equity-based compensation awards and believes that approval of the proposed amendment is in the best interest of the Company and its employees, consultants and directors because it will assist the Company in retaining the services of outstanding employees, consultants and directors.  The Board also believes that the Company needs to maintain the flexibility to issue SAR, restricted share, RSU, performance share, performance unit, dividend equivalent and other stock-based awards, as well as stock options, to participants in the Long Term Incentive Plan.  However, the Board also recognizes that SAR, restricted share, RSU, performance share, performance unit, dividend equivalent or other stock-based awards generally have a greater cost to the Company than stock options, and accordingly the proposal includes a provision whereby, in the case of awards granted out of the additional 7,000,000 share allotment, for each SAR, restricted share, RSU, performance share, performance unit, dividend equivalent or other stock-based award issued, the number of available shares under the Long Term Incentive Plan will be reduced by 1.14 shares.  In addition, the Board believes that the Company needs to maintain the flexibility to grant options under the Long Term Incentive Plan as ISOs.  As a result, the Board unanimously recommends voting “FOR” approval.  Approval of the amendment requires the affirmative vote of the holders of a majority of the votes cast at the annual meeting on the proposal.

EQUITY COMPENSATION PLAN INFORMATION

We show below information as of December 31, 2011 on equity compensation plans under which the shares of Common Stock are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	6,156,415	$12.2557	2,014,022	(1)
Equity compensation plans not approved by security holders	73,333	$32.5500	0
Total	6,229,748	$12.5502	2,014,022

_________________________
(1)
Assuming Item 4 of this proxy statement is approved, the number of securities remaining available for future issuance under equity compensation plans in this column would be 9,014,022.  Does not give effect to grants made after December 31, 2011.

Supplemental Option Plan-Related Information

The following table sets forth certain information for consideration in connection with the proposal relating to the Long Term Incentive Plan described in this proxy statement.  The information below is as of March 28, 2012 (the record date for the annual meeting), assumes Item 4 of this proxy statement is approved by our stockholders and gives effect to options granted subject to such approval and assumes no forfeiture, cancellation, surrender or other termination without distribution in respect of outstanding options.

Shares available for grant as options	7,863,809	(1)
Shares available for direct issuance	6,804,819	(1)(2)
Options outstanding(2)	5,802,131
Average exercise price of outstanding options	10.5338
Average remaining term of outstanding options (in years)	7.27
RSUs outstanding	1,386,853
Shares issued directly (during the period 1994-2011)(3)	75,166

_________________________
(1)
In July of 2010, the Company’s stockholders approved the Long Term Incentive Plan, which replaced the Option Plan, the Restricted Share Plan and the Directors Plan going forward.  Although no further grants or awards will be made under the Option Plan, the Restricted Share Plan or the Directors Plan, shares underlying options previously issued under the Option Plan, the Restricted Share Plan or the Directors Plan that are currently outstanding will, upon forfeiture, cancellation, surrender or other termination without distribution of Common Stock to holders thereof, become available under the Long Term Incentive Plan.

(2)
Represents the sum of (i) the 7,000,000 share allotment being proposed in Item 4 of this proxy statement divided by the 1.14 share factor to which that allotment is subject (as described in Item 4) plus (ii) the remaining 863,809 shares available for grant as options divided by the 1.3 share factor to which the 5,500,000 share allotment approved by the Company's stockholders in 2011 is subject (as also described in Item 4).

(3)	There are no unvested restricted shares, performance shares, performance units, SARs, dividend equivalents or other stock-based awards outstanding.
(4)
73,521 of which were issued pursuant to stockholder-approved bonus plans (which have since been amended to require that all bonus payments thereunder be made entirely in cash) and 107 of which were issued pursuant to stockholder-approved option and restricted share plans.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file initial reports of ownership and changes in ownership with the SEC and NASDAQ.  Such executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  Based on a review of the copies of the forms furnished to the Company and written representations from the Company’s executive officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports with respect to 2011 on a timely basis except that a filing for Mr. Van Ness was made one day late with respect to a single transaction involving 700 shares.

TRANSACTIONS WITH RELATED PERSONS

There were no reportable transactions with related persons during 2011.  The Company or a subsidiary of the Company may occasionally enter into transactions with certain related persons, such as executive officers, directors or nominees for directors of the Company, their immediate family members or beneficial owners of more than 5% of the Company’s outstanding Common Stock, in which the related party has a direct or indirect material interest.  Each such transaction is subject to review and pre-approval by the Audit Committee.

OTHER MATTERS

The Board does not know of any matters to be presented at this annual meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.  If other matters should properly come before the meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

It is important that your shares of Common Stock be represented at the meeting, regardless of the number of shares of Common Stock which you hold.  You are, therefore, urged to promptly vote your proxy by accessing the Internet, via a toll-free telephone number as instructed in the Notice, or if you have elected to receive a paper copy of the proxy materials, by completing, signing and returning the proxy card that is provided.

STOCKHOLDER PROPOSALS AND OTHER COMMUNICATIONS

A stockholder who intends to present a proposal at the 2013 meeting of stockholders must submit such proposal to the Company by December 12, 2012 for inclusion in the Company’s 2013 proxy statement and proxy card relating to such meeting.  The proposal must be mailed to the Company’s principal office, at 2910 Seventh Street, Berkeley, California 94710, Attention:  Secretary.

For all other stockholders communications with the Board or a particular director, a stockholder may send a letter to the Company’s principal office, at 2910 Seventh Street, Berkeley, California 94710, Attention:  Secretary.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.”  The letter must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors.

By Order of the Board, Christopher J. Margolin Secretary

April 11, 2012
Berkeley, California

Appendix 1

XOMA CORPORATION

AMENDED AND RESTATED

2010 LONG TERM INCENTIVE AND STOCK AWARD PLAN

(as amended through April 11, 2012, subject to stockholder approval)

1.           Purposes.

The purposes of the XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan are to advance the interests of XOMA Corporation and its stockholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company, its Subsidiaries and Affiliates, to provide for competitive compensation opportunities, to encourage long term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for stockholders by aligning the interests of such persons with those of stockholders.

2.           Definitions.

For purposes of this Plan, the following terms shall be defined as set forth below:

(a)           “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under this Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b)           “Award” means any Option, SAR, Restricted Share, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Stock-Based Award granted to an Eligible Person under this Plan.

(c)           “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d)           “Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e)           “Board” means the Board of Directors of the Company.

(f)           “Change in Control” means the occurrence of any of the following events:

(i)           a merger, consolidation or acquisition in which the Company is not the surviving or continuing entity, except for a transaction the principal purpose of which is to change the jurisdiction of the Company’s organization;

(ii)           the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)           any other reorganization or business combination in which fifty percent (50%) or more of the Company’s outstanding voting securities are transferred to different holders in a single transaction or series of related transactions;

(iv)           any approval by the stockholders of the Company of a plan of complete liquidation of the Company;

Appendix 1-1

(v)           any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities; or

(vi)           a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors.

(g)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.  References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(h)           “Committee” means the Compensation Committee of the Board, or such other Board committee or committees (which may include the entire Board) as may be designated by the Board to administer all or any portion of this Plan; provided, however, that, unless otherwise determined by the Board, a Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an “outside director” within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that a Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by such Committee which Award is otherwise validly made under this Plan.  Different Committees may administer this Plan with respect to different groups of Eligible Persons.  As used herein, the singular “Committee” shall include the plural “Committees” if applicable, except where the context requires otherwise.

(i)           “Company” means XOMA Corporation, a Delaware corporation, or any successor company.

(j)           “Director” means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

(k)           “Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares.  Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

(l)           “Effective Date” means July 21, 2010, contingent on shareholder approval of this Plan on such date.

(m)           “Eligible Person” means (i) an employee or consultant of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) a Director.  Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee or consultant in connection with his or her hiring or retention prior to the date the employee or consultant first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested or exercisable prior to the date the employee or consultant first performs such services.

(n)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.  References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(o)           “Fair Market Value” means:

(i)           if the Shares are not at the time listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, the fair market value shall be the closing selling price per Share on the date in question, as such price is reported on The NASDAQ Global Market or any successor system; provided that if there is no reported closing selling price for Shares on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value;

Appendix 1-2

(ii)           if the Shares are at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per Share on the date in question on the stock exchange determined by the Committee to be the primary market for the Shares, as such price is officially quoted on such exchange; provided that if there is no reported sale of Shares on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists; or

(iii)           if the Shares are at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market (or if the Committee determines that the value as determined pursuant to subsection (i) or (ii) above does not reflect fair market value), then the Committee shall determine fair market value after taking into account such factors as it deems appropriate, including one or more independent professional appraisals.

(p)           “Incumbent Directors” means directors who (i) are directors of the Company as of the date hereof, (ii) are elected, or nominated for election, to the Board with the affirmative votes of the directors of the Company as of the date hereof, or (iii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i) through (v) of the definition of Change in Control or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(q)           “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(r)           “NQSO” means any Option that is not an ISO.

(s)           “Option” means a right, granted under Section 5(b), to purchase Shares.

(t)           “Other Stock-Based Award” means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

(u)           “Participant” means an Eligible Person who has been granted an Award under this Plan.

(v)           “Performance Award” shall have the meaning set forth in Section 7(a).

(w)           “Performance Period” shall have the meaning set forth in Section 5(f)(i).

(x)           “Performance Share” means a performance share granted under Section 5(f).

(y)           “Performance Unit” means a performance unit granted under Section 5(f).

(z)           “Plan” means this XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan.

(aa)           “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(bb)           “Restricted Stock Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

(cc)           “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to this Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(dd)           “SAR” or “Stock Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

Appendix 1-3

(ee)           “Shares” means shares of common stock of the Company, and such other securities as may be substituted for Shares pursuant to Section 4(c) hereof.

(ff)           “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company if each of the companies (other than the last company in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in the chain.

(gg)           “Termination of Service” means the termination of the Participant’s employment, consulting services or directorship with the Company, its Subsidiaries and its Affiliates, as the case may be.  A Participant employed by a Subsidiary of the Company or one of its Affiliates shall also be deemed to incur a Termination of Service if the Subsidiary of the Company or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee or director of, or a consultant to, the Company, another Subsidiary of the Company or an Affiliate.  In the event that a Participant who is an employee of the Company, a Subsidiary or an Affiliate becomes a Director or a consultant to the Company, a Subsidiary or an Affiliate upon the Participant’s termination of employment, unless otherwise determined by the Committee in its sole discretion, no Termination of Service shall be deemed to occur until such time as such Participant is no longer an employee of, or consultant to, the Company, a Subsidiary or an Affiliate or a Director, as the case may be.  If a Participant who is a Director becomes an employee of, or a consultant to, the Company, a Subsidiary or an Affiliate upon such Participant ceasing to be a Director, unless otherwise determined by the Committee in its sole discretion, such termination of the Participant’s directorship shall not be treated as a Termination of Service unless and until the Participant’s employment or consultancy, as the case may be, terminates.  Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered a Termination of Service.

3.           Administration.

(a)           Authority of the Committee.  This Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of this Plan:

(i)           to select Eligible Persons to whom Awards may be granted;

(ii)           to designate Affiliates;

(iii)           to determine the type or types of Awards to be granted to each Eligible Person;

(iv)           to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under this Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v)           to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi)           to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person, provided that such deferral shall be intended to be in compliance with Section 409A of the Code;

Appendix 1-4

(vii)           to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(viii)           to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer this Plan;

(ix)           to correct any defect or supply any omission or reconcile any inconsistency in this Plan and to construe and interpret this Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(x)           to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

(xi)           to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with this Plan; and

(xii)           to make all other decisions and determinations as may be required under the terms of this Plan or as the Committee may deem necessary or advisable for the administration of this Plan.

(b)           Manner of Exercise of Committee Authority.  The Committee shall have sole discretion in exercising its authority under this Plan.  Any action of the Committee with respect to this Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under this Plan from or through any Eligible Person, and stockholders.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.   The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c)           Limitation of Liability.  Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of this Plan.  No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to this Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d)           Limitation on Committee’s Discretion.  Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

(e)           No Option or SAR Repricing Without Stockholder Approval.  Except as provided in the first sentence of Section 4(c) hereof relating to certain anti-dilution adjustments, unless the approval of stockholders of the Company is obtained, (i) Options and SARs shall not be amended to lower their exercise price, (ii) Options and SARs  will not be exchanged for other Options or SARs with lower exercise prices, (iii) Options and SARs with an exercise price in excess of the Fair Market Value of the underlying Shares will not be exchanged for cash or other property and (iii) no other action shall be taken with respect to Options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which the Shares are listed.

Appendix 1-5

(f)           Limitation on Committee’s Authority under 409A.  Anything in this Plan to the contrary notwithstanding, the Committee’s authority to modify outstanding Awards shall be limited to the extent necessary so that the existence of such authority does not (i) cause an Award that is not otherwise deferred compensation subject to Section 409A of the Code to become deferred compensation subject to Section 409A of the Code or (ii) cause an Award that is otherwise deferred compensation subject to Section 409A of the Code to fail to meet the requirements prescribed by Section 409A of the Code.

4.           Shares Subject to this Plan.

(a)           Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under this Plan shall be (i) 13,150,718 plus (ii) the number of Shares subject to awards granted prior to the Effective Date of this Plan under the Company’s 1981 Share Option Plan, its Restricted Share Plan or its 1992 Directors Share Option Plan which awards are, after the Effective Date, forfeited, canceled, surrendered or otherwise terminated without a distribution of Shares to the holder of the award; provided, however, that, subject to adjustment as provided in Section 4(c) hereof, no more than 2,750,000 Shares may be issued as ISOs under this Plan; and, provided, further, that, (i) in the case of Awards granted out of the 5,500,000 Share allotment added to such total number of available Shares with the approval of the Company’s stockholders effective May 26, 2011, for each SAR, Restricted Share, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent or Other Stock-Based Award issued, such total number of available Shares shall be reduced by 1.3 Shares, and (ii) in the case of Awards granted out of the 7,000,000 Share allotment added to such total number of available Shares with the approval of the Company’s stockholders effective May 24, 2012, for each SAR, Restricted Share, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent or Other Stock-Based Award issued, such total number of available Shares shall be reduced by 1.14 Shares.  No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under this Plan, exceeds the number of Shares reserved under the applicable provisions of the preceding sentence.  If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under this Plan with respect to such Award shall, to the extent of any such forfeiture, repurchase, settlement, termination, cancellation, exchange or surrender, again be available for Awards under this Plan.  Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

(b)           Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options or SARs may be granted during a calendar year to any Eligible Person under this Plan shall be 466,666 Shares, and (ii) with respect to which Performance Shares, Performance Units, Restricted Shares or Restricted Stock Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code may be granted during a calendar year to any Eligible Person under this Plan shall be 466,666 Shares.

(c)           In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under this Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, (i) adjust any or all of (x) the number and kind of shares which may thereafter be issued under this Plan, (y) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (z) the exercise price, grant price, or purchase price relating to any Award, or (ii) provide for a distribution of cash or property in respect of any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise; provided, further, that no adjustment shall be made pursuant to this Section 4(c) that causes any Award that is not otherwise deferred compensation subject to Section 409A of the Code to be treated as deferred compensation pursuant to Section 409A of the Code.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that the Committee shall not have discretion to increase the amount of compensation payable under any Award intended to qualify as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

Appendix 1-6

(d)           Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5.           Specific Terms of Awards.

(a)           General.  Awards may be granted on the terms and conditions set forth in this Section 5.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of Termination of Service by the Eligible Person.

(b)           Options.  The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i)           Exercise Price.  The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option.  The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

(ii)           Option Term.  The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option.

(iii)           Time and Method of Exercise.  The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

(iv)           ISOs.  The terms of any ISO granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or stockholder approval of this Plan.  ISOs may only be granted to employees of the Company or a Subsidiary.

(c)           SARs.  The Committee is authorized to grant SARs (Stock Appreciation Rights) to Eligible Persons on the following terms and conditions:

(i)           Right to Payment.  A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise over (2) the exercise price per Share of the SAR, as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR and, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii)           Other Terms.  The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.  Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

Appendix 1-7

(d)           Restricted Shares.  The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i)           Issuance and Restrictions.  Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine.  Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

(ii)           Forfeiture.  Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable restriction period, Restricted Shares shall be repurchased by the Company for a nominal amount equal to their par value and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii)           Certificates for Shares.  Restricted Shares granted under this Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and, unless otherwise determined by the Committee, the Company shall retain physical possession of the certificate and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Shares.

(iv)           Dividends.  Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date, and subject to such conditions, as determined by the Committee, in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Unless otherwise determined by the Committee, Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e)           Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:

(i)           Award and Restrictions.  Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person).  In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

Appendix 1-8

(ii)           Forfeiture.  Except as otherwise determined by the Committee at the date of grant or thereafter, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(iii)           Dividend Equivalents.  Unless otherwise determined by the Committee at the date of grant, Dividend Equivalents on the specified number of Shares covered by a Restricted Stock Unit shall be either (A) paid with respect to such Restricted Stock Unit at the dividend payment date in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units or other Awards, as the Committee shall determine.

(f)           Performance Shares and Performance Units.  The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

(i)           Performance Period.  The Committee shall determine a performance period (the “Performance Period”) of one or more years or other periods and shall determine the performance objectives for grants of Performance Shares and Performance Units.  Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon the performance criteria as the Committee may deem appropriate.  The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing.  Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

(ii)           Award Value.  At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met.

(iii)           Significant Events.  If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, in the case of any Award intended to qualify as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(iv)           Forfeiture.  Except as otherwise determined by the Committee at the date of grant or thereafter, upon Termination of Service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of Terminations of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

Appendix 1-9

(v)           Payment.  Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing at the time determined by the Committee.

(vi)           Restriction on Dividends.  No dividends or Dividend Equivalents shall be paid on any Performance Share or Performance Unit until such time (if ever) as the performance criteria associated therewith have been met.

(g)           Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to Eligible Persons.  The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that, unless otherwise determined by the Committee, Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of any underlying Awards to which they relate.

(h)           Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of this Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates.  The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter.  Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine.  Cash awards, as an element of or supplement to any other Award under this Plan, shall also be authorized pursuant to this Section 5(h).

6.           Certain Provisions Applicable to Awards.

(a)           Stand-Alone, Additional, Tandem and Substitute Awards.  Awards granted under this Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under this Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate.  Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards.  Subject to the provisions of Section 3(e) hereof prohibiting Option and SAR repricing without stockholder approval, the per Share exercise price of any Option, or grant price of any SAR, which is granted in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate, or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

(b)           Term of Awards.  The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or SAR exceed a period of ten years from the date of its grant (or, in the case of ISOs, such shorter period as may be applicable under Section 422 of the Code).

(c)           Form of Payment Under Awards.  Subject to the terms of this Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any such deferral shall be intended to be in compliance with Section 409A of the Code.  The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

Appendix 1-10

(d)           Nontransferability.  Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his or her guardian or legal representative, provided that Awards that are NQSOs may be transferred or assigned by the optionee to the optionee’s spouse or descendent (any such spouse or descendent, an “Immediate Family Member”) or a corporation, partnership, limited liability company or trust so long as all of the stockholders, partners, members or beneficiaries thereof, as the case may be, are either the optionee or the optionee’s Immediate Family Member, provided, further, that (i) there may be no consideration for any such transfer and (ii) subsequent transfers of the transferred NQSO will be prohibited other than by will or the laws of descent and distribution.  An Eligible Person’s rights under this Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

(e)           Noncompetition.  The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with this Plan, including, without limitation, the requirement that the Participant not engage in competition with, solicit customers or employees of, or disclose or use confidential information of the Company or its Affiliates.

7.           Performance Awards.

(a)           Performance Awards Granted to Covered Employees.  If the Committee determines that an Award (other than an Option or SAR) to be granted to an Eligible Person should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such Award (each, a “Performance Award”) shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7(a).

(i)           Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(a).  The performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Performance Awards shall be granted, vested, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting, exercise and/or settlement of such Performance Awards.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)           Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or Affiliates or other business units or lines of business of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin or operating expense; (8) net income; (9) Share price or total stockholder return; (10) book value; (11) expense ratio; (12) operating income; and (13) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of Subsidiaries, Affiliates or joint ventures.  The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

Appendix 1-11

(iii)           Performance Period; Timing for Establishing Performance Goals; Per-Person Limit.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee.  A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.   In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 4(b) or 7(a)(v), as applicable.

(iv)           Settlement of Performance Awards; Other Terms.  Settlement of such Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award subject to this Section 7(a).  Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.  The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Service of the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(v)           Maximum Annual Cash Award.  The maximum amount payable upon settlement of a cash-settled Performance Unit (or other cash-settled Award) granted under this Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code for any calendar year to any Eligible Person shall not exceed $3,000,000.

(b)           Written Determinations.  Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m) of the Code.  Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.           Change in Control Provisions.  Unless otherwise provided by the Committee at the time of the Award grant, in the event of a Change in Control, (i) all outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change in Control, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under this Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled at target (if applicable) and shall be waived by the Company at the time of the Change in Control.  However, if so determined by the Board, notwithstanding the foregoing, an outstanding Award shall not be subject to the treatment provided in 8(a)(i) and 8(a)(ii) above if and to the extent such Award is, in connection with the Change in Control, either to be assumed by the successor company or parent thereof or to be replaced with comparable awards with respect to capital stock of the successor company or parent thereof, such comparability to be determined by the Committee.

Appendix 1-12

9.           General Provisions.

(a)           Compliance with Legal and Trading Requirements.  This Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under this Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any stock exchange, regulatory or governmental agency as may be required.  The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or any required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations.  No provisions of this Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law.  The Shares issued under this Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b)           No Right to Continued Employment or Service.  Neither this Plan nor any action taken thereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.

(c)           Taxes.  The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under this Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law.

(d)           Changes to this Plan and Awards.  The Board may amend, alter, suspend, discontinue, or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders of the Company or Participants, except that any such amendment or alteration shall be subject to the approval of the Company’s stockholders (i) to the extent such stockholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or (ii) as it applies to ISOs, to the extent such stockholder approval is required under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of this Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.  The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

(e)           No Rights to Awards; No Stockholder Rights.  No Eligible Person or employee shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees.  No Award shall confer on any Eligible Person any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

(f)           Unfunded Status of Awards.  This Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in this Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under this Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of this Plan unless the Committee otherwise determines with the consent of each affected Participant.

Appendix 1-13

(g)           Nonexclusivity of this Plan.  Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(h)           Not Compensation for Benefit Plans.  No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

(i)           No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award.  The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)           Governing Law.  The validity, construction, and effect of this Plan, any rules and regulations relating to this Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws thereof.

(k)           Effective Date; Plan Termination.  This Plan became effective as of the Effective Date.  This Plan shall terminate as to future awards on May 25, 2020 unless earlier terminated or extended by amendment.

(l)           Section 409A .   Awards under this Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.  Although the Company does not guarantee any particular tax treatment, to the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(m)           Change of Domicile.  This Plan has been amended and restated to give effect to the Company’s change of its jurisdiction of incorporation from Bermuda to Delaware (the “Domestication”), effective December 31, 2011 (the “Domestication Effective Date”).  To the extent that Shares are required to, or may, be issued pursuant to an Award, shares of common stock of XOMA Corporation, a Delaware corporation, will be issued upon exercise or payment of any such Award previously or hereafter granted under this Plan, including Awards that were outstanding prior to the Domestication Effective Date.  Until surrendered and exchanged, each certificate delivered to a Participant pursuant to this Plan and evidencing outstanding Shares immediately prior to the Domestication Effective Date shall, for all purposes of this Plan and the Shares, continue to evidence the identical amount and number of outstanding Shares at and after the Domestication Effective Date.  After the Domestication Effective Date, the Company may make such modifications in the certificates evidencing (and the form of) the Shares as it deems necessary to reflect the substance of the changes to this Plan relating to the Domestication, but no such modifications shall be necessary to reflect the substance thereof.

(n)           Titles and Headings.  The titles and headings of the sections in this Plan are for convenience of reference only.  In the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

Appendix 1-14

XOMA CORPORATION
2910 SEVENTH STREET
BERKELEY, CA  94710
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOHN VARIAN and CHRISTOPHER J. MARGOLIN, and each of them, with full power of substitution, as the proxy or proxies of the undersigned to vote all shares of common stock of XOMA Corporation (the “Company”) which the undersigned is entitled to vote at the annual meeting of stockholders of XOMA Corporation to be held at the Company’s offices at 2910 Seventh Street, Berkeley, California on May 24, 2012, at 9:00 a.m. local time, and at any adjournment or postponement thereof, with all powers that the undersigned would have if personally present thereat:

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR each of the nominees and FOR Proposals 2 through 4.

(Continued, and to be marked, dated and signed, on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

YOU CAN VOTE IN ONE OF TWO WAYS:

1. 2.
Call TOLL FREE 1-800-560-1965 on a touch tone telephone and follow the instructions on the reverse side.  There is NO CHARGE to you for this call.

Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

(The Board of Directors recommends a vote FOR all of the nominees and FOR Proposals 2 through 4.)		FOR all nominees (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees
1. Election of Directors		☐	☐	2. Proposal to appoint Ernst & Young LLP to act as the Company’s independent registered public accounting firm for the 2012 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees: 01 John Varian 02 Patrick J. Scannon, M.D. 03 W. Denman Van Ness 04 William K. Bowes, Jr.	05 Peter Barton Hutt 06 Timothy P. Walbert 07 Jack L. Wyszomierski
This proxy will be voted in the election of directors in the manner described in the proxy statement for the 2012 annual meeting of stockholders.  (INSTRUCTIONS:
To withhold authority to vote for one or more individual nominees, write such name or names in the space provided below.)

*Exceptions

___________________________________________

3.  Proposal to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $.0075 per share, by an additional 46,000,000 shares.
					FOR ☐	AGAINST ☐	ABSTAIN ☐

4.  Proposal to approve an amendment to the Company’s Amended and Restated 2010 Long Term Incentive and Stock Award Plan to (a) increase the number of shares of common stock issuable over the term of the plan by an additional 7,000,000 shares, (b) provide that, in the case of awards granted out of the additional 7,000,000 share allotment, for each stock appreciation right, restricted share, restricted stock unit, performance share, performance unit, dividend equivalent or other stock-based award issued, the number of available shares under the plan will be reduced by 1.14 shares and (c) increase the number of shares of common stock issuable under the plan as incentive stock options by an additional 750,000 shares.
					FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment or postponement thereof.
Dated: _________________________________, 2012

Signature of Stockholder

Signature if held jointly

Please sign exactly as name appears above.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized person.

***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***	PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Δ FOLD AND DETACH HERE Δ

Vote by Telephone or Mail
24 Hours a Day, 7 Days a Week

Telephone voting is available through 11:59 PM Eastern Time
the business day prior to annual meeting day.

Your Telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Telephone		Mail
1-800-560-1965	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by telephone,
you do NOT need to mail back your proxy card.

Important notice regarding the Internet availability of proxy materials for the annual meeting of stockholders.  The Proxy Statement and the 2012 Annual Report to Stockholders are available at:  http://wfss.mobular.net/wfss/XOMA